                                                                   Exhibit 10.40

                                                                       K&S DRAFT
                                                                         3/10/04

================================================================================

                16% SUBORDINATED SECURED NOTES DUE MARCH 31, 2007

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                               PURCHASE AGREEMENT

                                      AMONG

                             HORIZON OFFSHORE, INC.,
                                    AS ISSUER

              THE GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF,
                                  AS GUARANTORS

                                       AND

              THE PURCHASERS LISTED ON THE SIGNATURE PAGES HEREOF,
                              AS INITIAL PURCHASERS

                           DATED AS OF MARCH 11, 2004

================================================================================
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                                TABLE OF CONTENTS

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ARTICLE 1. AUTHORIZATION OF SECURITIES; SALE AND PURCHASE OF SECURITIES; INVESTMENT REPRESENTATIONS...  1

   SECTION 1.1.   Authorization of Securities.........................................................  1
   SECTION 1.2.   Sale and Purchase of Securities.....................................................  2
   SECTION 1.3.   Investment Representations..........................................................  2
   SECTION 1.4.   Subordination of Notes; Security....................................................  5

ARTICLE 2. TERMS OF THE NOTES.........................................................................  6

   SECTION 2.1.   Interest............................................................................  6
   SECTION 2.1.1  Interest Rate.......................................................................  6
   SECTION 2.1.2  Post-Default Rates..................................................................  6
   SECTION 2.1.3  Payment Dates.......................................................................  6
   SECTION 2.2.   Principal Payments; Voluntary Prepayments; Mandatory Prepayments....................  7
   SECTION 2.3.   Payments, Interest Rate Computations, Other Computations, etc.......................  7
   SECTION 2.4.   Additional Notes....................................................................  8
   SECTION 2.5.   Proration of Payments...............................................................  8
   SECTION 2.6.   Setoff..............................................................................  9
   SECTION 2.7.   Purchase Price Allocation...........................................................  9
   SECTION 2.8.   Tax Treatment of Contingencies......................................................  9

ARTICLE 3. COLLATERAL MATTERS.........................................................................  9

   SECTION 3.1.   Appointment of Collateral Agent.....................................................  9

ARTICLE 4. CONDITIONS TO CLOSING...................................................................... 10

   SECTION 4.1.   Resolutions, etc. .................................................................. 10
   SECTION 4.2.   Registration Rights Agreement....................................................... 11
   SECTION 4.3.   No Contest, etc..................................................................... 11
   SECTION 4.4.   Certificate as to Completed Conditions, Warranties, No Default, etc................. 11
   SECTION 4.5.   Compliance with Requirements of Law................................................. 12
   SECTION 4.6.   Opinions of Counsel................................................................. 12
   SECTION 4.7.   Closing Expenses, etc. ............................................................. 12
   SECTION 4.8.   [Intentionally omitted.]............................................................ 12
   SECTION 4.9.   Security Documents.................................................................. 12
   SECTION 4.10.  Other Documents, Certificates, etc. ................................................ 12
   SECTION 4.11.  Satisfactory Legal Form............................................................. 12

ARTICLE 5. WARRANTIES, ETC............................................................................ 12

   SECTION 5.1.   Organization, Power, Authority, etc. ............................................... 13
   SECTION 5.2.   Due Authorization................................................................... 13
   SECTION 5.3.   Validity, etc. ..................................................................... 13
   SECTION 5.4.   Authorization and Issuance of Warrants.............................................. 13
   SECTION 5.5.   Capitalization of the Issuer........................................................ 14
   SECTION 5.6.   Financial Information; Solvency..................................................... 14


                                        i
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                           TABLE OF CONTENTS (CONT'D)

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   SECTION 5.7.   Material Adverse Change............................................................. 14
   SECTION 5.8.   Absence of Default.................................................................. 15
   SECTION 5.9.   Litigation, Legislation, etc. ...................................................... 15
   SECTION 5.10.  Use of Proceeds; Regulations T, U and X............................................. 15
   SECTION 5.11.  Government Regulation............................................................... 15
   SECTION 5.12.  Taxes............................................................................... 15
   SECTION 5.13.  ERISA............................................................................... 16
   SECTION 5.14.  Labor Controversies................................................................. 16
   SECTION 5.15.  Ownership of Properties............................................................. 16
   SECTION 5.16.  Intellectual Property............................................................... 16
   SECTION 5.17.  Accuracy of Information............................................................. 16
   SECTION 5.18.  Insurance........................................................................... 17
   SECTION 5.19.  Certain Indebtedness................................................................ 17
   SECTION 5.20.  Company Actions..................................................................... 17
   SECTION 5.21.  Consents............................................................................ 17
   SECTION 5.22.  Contracts........................................................................... 17
   SECTION 5.23.  Condition of Property............................................................... 17
   SECTION 5.24.  Subsidiaries........................................................................ 17
   SECTION 5.25.  No Offering of Securities........................................................... 17
   SECTION 5.26.  Collateral and Security Documents................................................... 18
   SECTION 5.27.  No Registration Required............................................................ 18
   SECTION 5.28.  Private Placement................................................................... 18
   SECTION 5.29.  Tax Treatment of Contingencies...................................................... 18

ARTICLE 6. COVENANTS ................................................................................. 19

   SECTION 6.1.   Covenants........................................................................... 19
   SECTION 6.1.1  Information......................................................................... 19
   SECTION 6.1.2  Payment of Obligations.............................................................. 19
   SECTION 6.1.3  Corporate Existence; Mergers........................................................ 19
   SECTION 6.1.4  Compliance with Law................................................................. 19
   SECTION 6.1.5  Further Assurance................................................................... 20
   SECTION 6.1.6  Cross Collateralization............................................................. 20
   SECTION 6.1.7  Perfection and Validity of Security Interests....................................... 20
   SECTION 6.1.8  Additional Guarantees............................................................... 21
   SECTION 6.1.9  Form D.............................................................................. 21
   SECTION 6.1.10 Limitations on Restrictions on Use of Proceeds of Equity Offerings.................. 21
   SECTION 6.1.11 Reservation of Warrant Shares....................................................... 22
   SECTION 6.1.12 Amendment of Credit Facilities...................................................... 22
   SECTION 6.1.13 Liens............................................................................... 23
   SECTION 6.1.14 Affiliate Transaction............................................................... 23
   SECTION 6.1.15 Other Indebtedness.................................................................. 23
   SECTION 6.1.16 Business Activities................................................................. 23
   SECTION 6.1.17 Anti-Layering....................................................................... 24
   SECTION 6.1.18 Pemex and Williams Contracts........................................................ 24
   SECTION 6.1.19 Restricted Payments, etc. .......................................................... 24

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   SECTION 6.1.20 Asset Dispositions, etc. ........................................................... 24
   SECTION 6.1.21 Limitation on Restrictions on Subsidiary Dividends.................................. 25
   SECTION 6.1.22 Stay, Extension and Usury Laws...................................................... 25
   SECTION 6.1.23 Board of Directors.................................................................. 25

ARTICLE 7. EVENTS OF DEFAULT.......................................................................... 26

   SECTION 7.1.   Events of Default................................................................... 26
   SECTION 7.1.1  Non-Payment of Obligations.......................................................... 26
   SECTION 7.1.2  Non-Performance of Certain Covenants................................................ 26
   SECTION 7.1.3  Defaults Under Other Documents; Non-Performance of Other Obligations................ 26
   SECTION 7.1.4  Bankruptcy, Insolvency, etc. ....................................................... 27
   SECTION 7.1.5  Breach of Warranty.................................................................. 27
   SECTION 7.1.6  Default on Other Indebtedness, etc. ................................................ 27
   SECTION 7.1.7  Judgments........................................................................... 27
   SECTION 7.1.8  Invalidity of Guarantees............................................................ 28
   SECTION 7.1.9  Change of Control................................................................... 28
   SECTION 7.2.   Action if Bankruptcy................................................................ 28
   SECTION 7.3.   Action if Other Event of Default.................................................... 28

ARTICLE 8. GUARANTEE ................................................................................. 28

   SECTION 8.1.   The Guarantee....................................................................... 28
   SECTION 8.2.   Demand by the Noteholders........................................................... 29
   SECTION 8.3.   Enforcement of Guarantee............................................................ 30
   SECTION 8.4.   Waivers............................................................................. 30
   SECTION 8.5.   Benefits of Guarantee............................................................... 30
   SECTION 8.6.   Modification of Notes, etc. ........................................................ 30
   SECTION 8.7.   Reinstatement....................................................................... 31
   SECTION 8.8.   Waiver of Subrogation, etc. ........................................................ 32
   SECTION 8.9.   Election of Remedies, etc. ......................................................... 32
   SECTION 8.10.  Subordination of Guarantees......................................................... 32
   SECTION 8.11.  Continuing Guarantee................................................................ 32
   SECTION 8.12.  Contribution........................................................................ 32
   SECTION 8.13.  Savings Clause...................................................................... 33

ARTICLE 9. DEFINITIONS................................................................................ 34

   SECTION 9.1.   Defined Terms....................................................................... 34
   SECTION 9.2.   Use of Defined Terms................................................................ 45
   SECTION 9.3.   Cross-References.................................................................... 46
   SECTION 9.4.   Accounting and Financial Determinations............................................. 46

ARTICLE 10. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................................. 46

   SECTION 10.1.  Registration of Securities.......................................................... 46
   SECTION 10.2.  Transfer and Exchange of Securities................................................. 46
   SECTION 10.3.  Replacement of Securities........................................................... 47

                           TABLE OF CONTENTS (CONT'D)

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ARTICLE 11. MISCELLANEOUS............................................................................. 47

   SECTION 11.1.  Waivers, Amendments, etc. .......................................................... 47
   SECTION 11.2.  Notices............................................................................. 49
   SECTION 11.3.  Costs and Expenses.................................................................. 49
   SECTION 11.4.  Indemnification..................................................................... 50
   SECTION 11.5.  Survival............................................................................ 52
   SECTION 11.6.  Severability........................................................................ 52
   SECTION 11.7.  Headings............................................................................ 52
   SECTION 11.8.  Counterparts, Effectiveness, etc. .................................................. 52
   SECTION 11.9.  Governing Law; Entire Agreement..................................................... 52
   SECTION 11.10. Successors and Assigns.............................................................. 54
   SECTION 11.11. Other Transactions.................................................................. 54
   SECTION 11.12. Confidentiality..................................................................... 54
   SECTION 11.13. Waiver of Jury Trial, etc. ......................................................... 54
   SECTION 11.14. Limitation of Liability............................................................. 54
   SECTION 11.15. Usury Savings Clause................................................................ 54

ARTICLE 12. SUBORDINATION OF INDEBTEDNESS............................................................. 55

   SECTION 12.1.  Subordination....................................................................... 55
   SECTION 12.2.  Subordination in Event of Insolvency or Liquidation, Etc. .......................... 55
   SECTION 12.3.  Turnover of Improper Payments....................................................... 56
   SECTION 12.4.  Subrogation......................................................................... 56
   SECTION 12.5.  Reinstatement....................................................................... 56
   SECTION 12.6.  Obligors' Obligations Absolute...................................................... 56
   SECTION 12.7.  Certain Payments and Distributions.................................................. 56
   SECTION 12.8.  Legend.............................................................................. 56
   SECTION 12.9.  No Waiver or Impairment of Subordination............................................ 56
   SECTION 12.10. Exclusion for Collateral............................................................ 57
   SECTION 12.11. Reliance by Senior Lenders on Subordination Provisions.............................. 57

SCHEDULES AND EXHIBITS

Schedule 1 - Disclosure Schedule
Schedule 2 - Securities Purchased by Initial Purchasers
Schedule 3 - Security Documents
Schedule 4 - Senior Debt Documents
Schedule 5 - Mexican Security Documents
Exhibit A -  Form of Note
Exhibit B -  Form of Warrant Certificate
Exhibit C -  Form of Agreement to Be Bound as Guarantor

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                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT, dated as of March 11, 2004, among HORIZON OFFSHORE, INC., a Delaware corporation (the "Issuer"), the guarantors listed on the signature pages hereof (the "Guarantors"), the purchasers listed on the signature pages hereof, as initial purchasers (the "Initial Purchasers"), and each other Person that may hereafter become a registered holder of a Note or a Warrant in accordance with Article 10 below (the Initial Purchasers and any such holder, individually a "Holder", and collectively, the "Holders").

                                   WITNESSETH:

RECITALS:

          A. The Issuer desires to issue (1) $65,400,000 aggregate principal amount of its 16% Subordinated Secured Notes due March 31, 2007 and (2) warrants to purchase an aggregate of 5,283,300 shares of Common Stock of the Issuer, all on the terms and subject to the conditions contained herein; and

          B. The Initial Purchasers are willing, on the terms and conditions set forth herein, to purchase such Notes and Warrants on the date hereof.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows (with certain terms defined in Article 9):

                                   ARTICLE 1.

                 AUTHORIZATION OF SECURITIES; SALE AND PURCHASE
                    OF SECURITIES; INVESTMENT REPRESENTATIONS

               SECTION 1.1. Authorization of Securities(a) (a) The Issuer hereby authorizes the issuance and sale of Sixty Five Million Four Hundred Thousand Dollars ($65,400,000) aggregate principal amount of its 16% Subordinated Secured Notes due March 31, 2007 (the "Notes"; such term to include any such notes issued in exchange or substitution therefor or renewal thereof pursuant to
Section 10.2 or Section 10.3 and any Additional Notes). The Notes shall be substantially in the form of Exhibit A.

               (b) The Issuer hereby authorizes the issuance and sale of warrants to purchase an aggregate of 5,283,300 shares of Common Stock of the Issuer at an aggregate exercise price of $1.00 per share (the "Exercise Price"), of which $0.99 per share (the "Initial Exercise Price") shall be deemed to be paid by the Initial Purchasers at the Closing as part of the Purchase Price and $0.01 per share (the "Remaining Exercise Price") shall be paid upon exercise of the warrants (the "Warrants"; such term to include any such warrants issued in exchange or substitution therefor or renewal thereof pursuant to Section 10.2 or
Section 10.3). The Warrants shall be substantially in the form of Exhibit B.

               (c) The Securities are being offered and sold to the Initial Purchasers without being registered under the Securities Act, in reliance upon
Section 4(2) thereof and/or Regulation D thereunder. In connection with this Agreement, the other Documents and the transactions contemplated hereby and thereby, each Initial Purchaser agrees that it is acting solely for itself and not as agent, and shall not be deemed to be acting as agent, for any other Initial Purchaser.

               SECTION 1.2. Sale and Purchase of Securities. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth in
Schedule 2 attached hereto, at the purchase price set forth therein (the "Purchase Price"). The sale and purchase of such Securities (the "Closing") will occur at the offices of King & Spalding LLP, 1100 Louisiana, Suite 4000, Houston, Texas 77002 at 10:00 a.m., on March 11, 2004 (the "Closing Date"). At the Closing, the Issuer shall deliver such Securities to the Initial Purchasers in such denominations as the Initial Purchasers shall request, dated as of the Closing Date, against delivery by the Initial Purchasers to the Issuer of immediately available funds in the amount of the Purchase Price by wire transfer to the account of the Issuer, account number 40776559 at Citibank, N.A., 111 Wall Street, New York, New York 10043, ABA No. 021000089, credit to Raymond James & Associates, Inc. for the benefit of Horizon Offshore, Inc., account number 90010189, attention: Andrea Borum. If the Issuer shall fail to tender such Securities to the Initial Purchasers as provided in this Section 1.2, or any of the conditions specified in Article 4 shall have not been fulfilled to the satisfaction of the Initial Purchasers, the Initial Purchasers shall have no obligations under this Agreement, without waiving any rights they may have by reason of such failure or such nonfulfillment.

               SECTION 1.3. Investment Representations. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Issuer:

               (a) (i) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) it is acquiring the Securities set forth in Schedule 2 attached hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and any applicable state securities laws; (iv) it, or its representatives, if any, have been furnished with, or have had access to, all materials relating to the business, finances and operations of the Issuer and the Guarantors (including all reports filed with the Commission) and materials relating to the offer and sale of the Securities which have been requested by such Initial Purchaser; such Initial Purchaser, or its representatives, if any, have been afforded the opportunity to ask questions of the Issuer and the Guarantors; and neither such inquiries nor any other due diligence investigations conducted by such Initial Purchaser, or its representatives, if any, shall modify, amend or affect such Initial Purchaser's right to rely on the Issuer's and the Guarantors' representations and warranties contained in Article 5 below; and (v) it understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of its investment, and it is fully aware of and understands all the risks related to its purchase of the Securities.

               (b) it has all necessary power and authority to execute and deliver this Agreement; this Agreement has been duly authorized by it; assuming that this Agreement is the valid and binding agreement of each of the parties thereto, other than such Initial Purchaser, this Agreement constitutes a valid and binding agreement of such Initial Purchaser, enforceable against such Initial Purchaser in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principals of equity.

               (c) it understands that the Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the Securities have not been and will not be registered under the Securities Act and that (i) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (a) to the Issuer, (b) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (d) to an accredited investor in a transaction exempt from the registration requirements of the Securities Act, or (e) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (e) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that (ii) such Initial Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of the Securities from it of the resale restrictions referred to in (i) above.

               (d) it understands that the Notes will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE l44A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

     UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271, 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE IS $609.04379 PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY; THE ISSUE DATE IS MARCH 11, 2004; THE YIELD TO MATURITY IS 33.20946% PER ANNUM, COMPOUNDED QUARTERLY; AND THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES IS $1,006.21981 PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY.

               (e) it understands that each Warrant Certificate and each certificate representing Warrant Shares will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SAID SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF SAID SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF SAID SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE l44A THEREUNDER.

     THE HOLDER OF SAID SECURITIES AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SAID SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),
     (IV) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
     (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

     ANY PURCHASER OF SAID SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF MARCH 11, 2004, AMONG HORIZON OFFSHORE, INC. (THE "COMPANY"), THE GUARANTORS LISTED ON THE SIGNATURE PAGES THEREOF AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 11, 2004, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

               (f) it understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (g) its principal executive offices are in the jurisdiction set forth immediately below such Initial Purchaser's signature on the signature page hereto.

               (h) it is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) or a "qualified institutional buyer" (as defined in 144A(a)(1) under the Securities Act).

               (i) it acknowledges that the Obligors and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements; it agrees that if any of the acknowledgements, representations or agreements such Initial Purchaser is deemed to have made in connection with its purchase of Securities is no longer accurate, it shall promptly notify the Issuer; if any Initial Purchaser is purchasing Securities as a fiduciary or agent for one or more investor accounts, such Initial Purchaser represents that it has sole investment discretion with respect to each of those accounts and full power to make the above acknowledgements, representations and agreements on behalf of each account.

               SECTION 1.4. Subordination of Notes; Security. The Indebtedness evidenced by the Notes and the Guarantees shall be subordinate and junior in right of payment to Senior Debt in the manner and to the extent provided in Articles 8 and 12. The Notes shall be secured by the Security Documents.

                                   ARTICLE 2.

                               TERMS OF THE NOTES

               SECTION 2.1. Interest. Interest on the outstanding principal amount of the Notes and other outstanding Obligations shall accrue and be payable in accordance with this Section 2.1.

          SECTION 2.1.1 Interest Rate. Subject to Section 2.1.2, the Notes shall accrue interest from their respective dates of issuance at a rate of 16% per annum; provided, however, that if (1) a registration statement (a "Demand Registration Statement") is required to be filed by the Issuer pursuant to
Section 2(c) of the Registration Rights Agreement in respect of a request therefor by any Warrantholder pursuant to Section 2(b) of the Registration Rights Agreement and the Issuer fails to cause such Demand Registration Statement to become effective within ninety (90) days (one hundred and twenty
(120) days in the event that the Securities and Exchange Commission conducts a full review of such Demand Registration Statement) of the filing thereof with the Securities and Exchange Commission (the "Required Effective Date"), then the Notes shall accrue interest at a rate of 2% per annum above the rate otherwise applicable to the Notes from such Required Effective Date until such time as such Demand Registration Statement becomes effective, (2) either (a) the Obligors fail to duly notarize and cause the Mexican Notary Public to file the Mexican Pledge Agreement for registration before the Public Registry of Commerce of Mexico City within twenty (20) Mexican Working Days after the Closing Date in accordance with Section 6.1.7(ii), or (b) if, after the Mexican Pledge Agreement has been so notarized and filed, the Public Registry of Commerce of Mexico City for any reason refuses to register or rejects the filing for registration of such Mexican Pledge Agreement, then, in the case of either (a) or (b) above, the Notes shall accrue interest at a rate of 1% per annum above the rate otherwise applicable to the Notes (such increase beginning, in the case of (a) above, on the 31st day after the Closing Date and, in the case of (b) above, accruing retroactively from such 31st day after the Closing Date) and (3) the Mexican Pledge Agreement is not duly registered by the Public Registry of Commerce of Mexico City within 120 days after the Closing Date, then the Notes shall accrue interest at a rate of 1% per annum above the rate otherwise applicable to the Notes from the date of the end of such 120-day period until such time as the Mexican Pledge Agreement is so duly registered; provided, further, that each of the foregoing clauses (1), (2) and (3) will operate independently and the interest rate applicable to the Notes shall be determined by the sum of any applicable increases as a result of the operation of such clauses.

          SECTION 2.1.2 Post-Default Rates. From and after the occurrence of an Event of Default and during the continuance thereof, interest shall accrue (after as well as before judgment) on the outstanding principal amount of the Notes and on other Obligations that are due and payable (including, to the extent permitted by applicable law, interest on overdue interest) at a rate per annum equal to the Post-Default Rate; provided that upon the cessation or cure of such Event of Default (and any other Event of Default that may have occurred and be continuing) the Notes again shall bear interest at the rate provided in
Section 2.1.1.

          SECTION 2.1.3 Payment Dates. Accrued interest on the Notes shall be payable, without duplication:

               (a) on the Stated Maturity Date;

               (b) with respect to any portion of the Notes prepaid or repaid pursuant to Section 2.2, on the date such prepayment or repayment is due as provided in Section 2.2 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment;

               (c) on each Quarterly Payment Date;

               (d) on the date of acceleration of the Notes pursuant to Section
7.2 or 7.3; and

               (e) in the case of interest accruing at the Post-Default Rate, upon demand.

               SECTION 2.2. Principal Payments; Voluntary Prepayments; Mandatory Prepayments. (a) The Issuer will make payment in full of all unpaid principal of the Notes on the Stated Maturity Date (or such earlier date as the Notes may become or be declared due and payable pursuant to Article 7).

               (b) Prior to the Stated Maturity Date, the Issuer may from time to time on any Business Day, make a voluntary prepayment (allocated on a pro rata basis to each Noteholder), in whole or in part, of the outstanding principal amount of the Notes; provided, however, that (i) all such voluntary prepayments shall require at least three (3) Business Days prior notice to the Noteholders, (ii) all such voluntary prepayments shall be in a minimum amount of $1,000,000 (subject to the Issuer's right to prepay in full the entire unpaid principal amount of the Notes), and (iii) as to the voluntary prepayment in full of the Notes, such prepayment shall require at least five (5) Business Days prior written notice to the Noteholders.

               (c) Prior to the Stated Maturity Date, subject to full payment and satisfaction of prior Liens on the Collateral permitted by this Agreement, the Issuer shall, following the receipt of any funds from any Person by the Issuer, any other Obligor or any other Person, including, without limitation, any proceeds from a sale, issuance, conveyance, transfer, lease or other disposition of, and any payments made for fees, costs or expenses under, or as compensation, indemnification or settlement or compromise of claims or law suits for, in connection with or related to, all or any portion of the Collateral, apply all of such funds to make a prepayment (allocated on a pro rata basis to each Noteholder), in whole or in part, of the outstanding principal amount of the Notes. The Issuer shall send a notice of such prepayment, promptly following the receipt of such proceeds, providing three (3) Business Days prior notice to the Noteholders.

               SECTION 2.3. Payments, Interest Rate Computations, Other Computations, etc. All payments by the Issuer of the principal of or interest on the Notes shall be made by the Issuer to the Noteholders pro rata according to the unpaid principal amounts of their respective Notes. All other amounts payable to any Holder under this Agreement or any other Document shall be paid to such Holder entitled thereto. Subject to Section 2.4, all such payments required to be made to such Holder shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to such account as each Holder shall specify from time to time by notice to the Issuer. Funds received after that time shall be deemed to have been received by the Holders on the next following Business Day. All interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

               SECTION 2.4. Additional Notes. (a) On any Quarterly Payment Date, at its option, the Issuer, in lieu of paying any portion (allocated on a pro rata basis to each Noteholder) of the interest then due on the Notes in cash, may elect to issue to each Noteholder Additional Notes in an aggregate principal amount equal to the amount of interest due to such Noteholder.

               (b) If the Issuer elects to issue Additional Notes pursuant to this Section 2.4, then the Issuer shall deliver to the Noteholders to which such Additional Notes are to be issued an opinion of counsel satisfactory to such Noteholder that: (1) each such Additional Note (and the Guarantees thereof) (A) has been duly authorized, executed and delivered by the Issuer and the Guarantors, and (B) constitutes a legal, valid and binding obligation of the Issuer or the relevant Guarantor, as applicable, enforceable in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity; and (2) the issuance and delivery of such Additional Notes (and the Guarantees thereof) complies with all Requirements of Law, including, without limitation, all federal and state securities laws.

               SECTION 2.5. Proration of Payments. (a) The Issuer shall not, and shall not permit any of its Subsidiaries to, prepay or otherwise retire in whole or in part, or purchase or otherwise acquire, directly or indirectly, any Notes held by any Noteholder unless the Issuer or such Subsidiary shall have offered to prepay or otherwise retire, purchase or acquire, as the case may be, the same proportion of the aggregate principal amount of the Notes held by each other Noteholder at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired, purchased or acquired by the Issuer or any of its Subsidiaries, shall not be deemed to be outstanding for any purpose under this Agreement.

               (b) If any Noteholder shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on the Notes or other Obligations in excess of such Noteholder's pro rata share of payments then or therewith obtained thereon by all Noteholders, such Noteholder which has received in excess of its pro rata share shall purchase from the other Noteholders such participations in the Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Issuer agrees that any Noteholder so purchasing a participation from another Noteholder pursuant to this Section 2.5 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 2.6) with respect to such participation as fully as if such Noteholder were the direct creditor of the Issuer in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Noteholder receives a secured claim in lieu of a setoff to which this Section 2.5 applies, such Noteholder shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Noteholders under this
Section 2.5 to share in the benefits of any recovery on such secured claim.

               (c) Notwithstanding anything in this Section 2.5 to the contrary, the Issuer shall be permitted to exchange Notes for consideration consisting only of common equity of the Issuer at any time, without making a pro rata offer to other Noteholders.

               SECTION 2.6. Setoff. In addition to and not in limitation of any rights of any Noteholder under applicable law, each Noteholder shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Issuer hereby grants to each Noteholder, a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Issuer then or thereafter maintained with such Noteholder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 2.5.

               SECTION 2.7. Purchase Price Allocation. For United States federal income tax purposes, (i) the Issuer has determined that $45,695,807 of the Purchase Price is allocable to the Notes and that $17,304,193 of the Purchase Price is allocable to the Warrants and (ii) the Issuer and each Initial Purchaser of Notes and Warrants, by purchasing Notes and Warrants, agrees to allocate $609.04379 per $1,000 principal amount of Notes of its purchase price for the Notes and Warrants to the Notes and $3.27526 per Warrant of such purchase price to the Warrants, of which $2.27526 per Warrant is consideration for the issuance of each Warrant and $0.99 per Warrant is the Initial Exercise Price per share of Common Stock issuable upon exercise of the Warrants, which together with the Remaining Exercise Price equals the Exercise Price.

               SECTION 2.8. Tax Treatment of Contingencies. For United States federal income tax purposes, the Issuer, and each Noteholder by purchasing Notes, agrees to treat the Notes as indebtedness of the Issuer that is not subject to the United States Treasury Regulations governing contingent payment debt instruments.

                                   ARTICLE 3.

                               COLLATERAL MATTERS

               SECTION 3.1. Appointment of Collateral Agent. Elliott Associates, L.P., a Delaware limited partnership with its principal place of business in New York, is hereby appointed the initial collateral agent (in such capacity, the "Collateral Agent") to act on behalf of the Noteholders in connection with the Collateral and pursuant to the provisions of the Collateral Agency Agreement and the other Security Documents. The Collateral Agent shall hold all Collateral granted pursuant to the Security Documents for the equal and ratable benefit of itself and the Noteholders. Subject to the provisions of the Collateral Agency Agreement and the other Security Documents, (a) the Collateral Agent will execute and deliver the Collateral Agency

Agreement and the other Security Documents and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Noteholders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive, for the benefit of the Noteholders, any and all amounts payable in respect of the Obligations, and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Agreement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Noteholders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Noteholders or the Collateral Agent). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Issuer, request the direction of the Required Holders with respect to any such actions and, upon receipt of the written consent of the Required Holders, shall take such actions, subject in each case to the provisions of the Collateral Agency Agreement and the other Security Documents. Reference is made to the Collateral Agency Agreement with respect to the appointment of a successor Collateral Agent in the event of resignation or removal of the initial Collateral Agent or any successor Collateral Agent.

                                   ARTICLE 4.

                              CONDITIONS TO CLOSING

The several obligations of the Initial Purchasers to purchase the Securities on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article 4.

               SECTION 4.1. Resolutions, etc. The Initial Purchasers shall have received:

               (a) a certificate, dated the Closing Date, of the Secretary or an assistant secretary of each Obligor as of the Closing Date;

               (b) copies of the Organic Documents of each Obligor as of the Closing Date certified by (other than with respect to any Obligor organized under the laws of The United Mexican States), in the case of the charters, the appropriate Governmental Authority of the State of such Obligor's incorporation and, in the case of its other Organic Documents, such Obligor's Secretary or assistant secretary, which documents shall be satisfactory to the Initial Purchasers;

               (c) a so-called "good standing" certificate with respect to each Obligor (other than any Obligor organized under the laws of The United Mexican States) as of the Closing Date from the appropriate Governmental Authority of the State of its incorporation or organization;

               (d) evidence of qualification of each Obligor as of the Closing Date to do business in each other jurisdiction in which the failure to so qualify could result in a Material Adverse Change;

               (e) certified copies of the files kept at the Public Registry of Commerce of Mexico City for those Obligors organized under the laws of The United Mexican States; and

               (f) such other documents (certified if requested) as the Initial Purchasers may request with respect to this Agreement, the Notes, the Guarantees, the Warrants, any other Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation or Approval.

               SECTION 4.2. Registration Rights Agreement. The Initial Purchasers shall have received the Registration Rights Agreement, duly executed and delivered by the Issuer, and Amendment No. 1 to the 1997 Registration Rights Agreement, duly executed by the parties thereto, each substantially in the form agreed to by the parties hereto.

               SECTION 4.3. No Contest, etc. No litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of any Obligor, threatened which:

               (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or any other Document; or

               (b) would be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby.

No litigation set forth in Item 5.9 (Litigation) of the Disclosure Schedule (except for such litigation identified as Pemex, Iroquois or Williams), in the opinion of the Initial Purchasers could result in a Material Adverse Change or give rise to any liability on the part of any Holder in connection with this Agreement or the other Documents or the transactions contemplated hereby or thereby.

               SECTION 4.4. Certificate as to Completed Conditions, Warranties, No Default, etc. The Initial Purchasers shall have received a certificate, dated the Closing Date, of the chief financial or other executive officer of the Issuer to the effect that:

               (a) all conditions precedent set forth in this Article 4 have been satisfied;

               (b) all representations and warranties set forth in Article 5 are true and correct in all material respects;

               (c) all representations and warranties set forth in the Documents are true and correct in all material respects; and

               (d) no Default has occurred and is continuing.

               SECTION 4.5. Compliance with Requirements of Law. The Initial Purchasers shall have received evidence satisfactory to them that each Obligor is in compliance in all material respects with all Requirements of Law and has obtained and maintains in full force and effect (a) all licenses, permits and approvals issued by Governmental Authorities necessary to carry on its business (except where the failure to have any such license, permit or approval could not result in a Material Adverse Change), and (b) all Approvals.

               SECTION 4.6. Opinions of Counsel. The Initial Purchasers shall have received an opinion letter, dated the Closing Date and addressed to the Initial Purchasers, from (i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel to the Obligors, (ii) Goodrich Riquelme y Asociados, Mexican counsel to the Obligors, (iii) Porter & Hedges, L.L.P., Texas counsel to the Obligors and (iv) Solomon Harris, Cayman Islands counsel to the Obligors, each in form and substance satisfactory to the Initial Purchasers, and covering such matters as the Initial Purchasers may request.

               SECTION 4.7. Closing Expenses, etc. The Initial Purchasers shall have received all costs and expenses which have been invoiced on or prior to the Closing Date and are payable by the Obligors pursuant to Section 11.3. The Obligors agree that they will continue to be obligated to pay costs and expenses to the Holders pursuant to Section 11.3 after the Closing Date whether such costs arise before or after the Closing Date.

               SECTION 4.8. [Intentionally omitted.]

               SECTION 4.9. Security Documents. The Initial Purchasers shall have received each Security Document, duly executed and delivered by the Obligor(s) and each other party thereto.

               SECTION 4.10. Other Documents, Certificates, etc. The Initial Purchasers shall have received such other documents, certificates, opinions of counsel or other materials as they reasonably request from any Obligor.

               SECTION 4.11. Satisfactory Legal Form. All documents executed or submitted by or on behalf of any Obligor shall be satisfactory in form and substance to the Initial Purchasers, the Initial Purchasers shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Initial Purchasers may request. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to the Initial Purchasers.

                                   ARTICLE 5.

                                WARRANTIES, ETC.

          In order to induce the Initial Purchasers to enter into this Agreement and the other Documents and to purchase the Securities, each Obligor represents and warrants to each Holder as set forth in this Article 5.

               SECTION 5.1. Organization, Power, Authority, etc. Each of the Issuer and its Subsidiaries (i) is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and holds all governmental licenses, permits, registrations and other approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date and as contemplated to be conducted subsequent to the Closing Date, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Change. Each Obligor has full power and authority to enter into and perform its obligations under this Agreement and each other Document executed or to be executed by it and, in the case of the Issuer, to issue the Notes, the Warrants and the Warrant Shares.

               SECTION 5.2. Due Authorization. The execution and delivery by the Obligors of this Agreement, the issuance, execution and delivery by the Issuer of the Notes and the Warrants, and the execution and delivery by each Obligor of each other Document executed or to be executed by it and the incurrence and performance by the Obligors of their respective obligations under the Documents have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of any Obligor or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on any Obligor's properties pursuant to the provisions of any Contractual Obligation of any Obligor, except for Liens imposed pursuant to this Agreement or any other Document.

               SECTION 5.3. Validity, etc. This Agreement, the Notes, the Warrants and the other Documents executed by each Obligor constitute, the legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity and subject, in the case of the enforceability of the Registration Rights Agreement, to applicable federal securities laws.

               SECTION 5.4. Authorization and Issuance of Warrants. The issuance of the Warrants has been duly authorized and, upon delivery to the Initial Warrant Purchasers of the Warrant Certificates therefor in accordance with the terms hereof, the Warrants will have been validly issued and fully paid and nonassessable, free and clear of all liens and the issuance thereof will not give rise to any preemptive rights. The issuance of the shares of Common Stock upon exercise or conversion of the Warrants has been duly authorized and, when issued upon exercise or conversion of the Warrants in accordance with the terms hereof, such shares will have been validly issued and fully paid and nonassessable. 5,283,300 shares of Common Stock have been duly reserved for issuance upon the exercise or conversion of the Warrants. Except as set forth in the Registration Rights Agreement and the Registration Rights Agreement, dated as of December 4, 1997 (the "1997 Registration Rights Agreement"), as amended by Amendment No. 1 thereto, among the Issuer, Highwood Partners, L.P. and Westgate International, L.P., no Person has the right to demand or any other right to cause the Issuer to file any registration statement under the Securities Act relating to any securities of the Issuer or any right to participate in any such registration.

               SECTION 5.5. Capitalization of the Issuer. The authorized capital stock of the Issuer consists of 35,000,000 shares of Common Stock, 26,549,250 shares of which are outstanding on the Closing Date. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and are not, and will not have been, issued in violation of any preemptive rights. Except for 3,369,850 options to purchase shares of Common Stock at a weighted average exercise price of $7.35 per share, no issued, no authorized but unissued and no treasury shares of capital stock of the Issuer are subject to any preemptive right, option, warrant, right of conversion or purchase or any similar right issued or granted by the Issuer or, to the best knowledge of the Obligors, by any of its stockholders. There are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Issuer to which the Issuer or, to the best knowledge of the Obligors, any of its stockholders is a party.

               SECTION 5.6. Financial Information; Solvency (a). All balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Issuer and its Subsidiaries which have been furnished by or on behalf of the Issuer and its Subsidiaries to the Initial Purchasers for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including the consolidated audited balance sheets of the Issuer as of December 31, 2002, and the related consolidated statements of income and cash flows for the Fiscal Year ended December 31, 2002, together with the opinion thereon of PricewaterhouseCoopers LLP have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year end audit adjustments and to the absence of footnotes. As of the date hereof and except for transactions contemplated by this Agreement and the other Documents, neither the Issuer nor any of its Subsidiaries has material contingent liabilities or material liabilities for taxes, long term leases or unusual forward or long term commitments which are not reflected in the financial statements described above.

               (b) The Projections are based upon estimates and assumptions believed by the Issuer and its management to be reasonable in light of current conditions and reflect the good faith estimate of the Issuer and its management of the results of operations and the other information projected therein. The Projections were prepared in a manner consistent with the preparation of the Issuer's historical financial statements.

               (c) After giving effect to the issuance of the Securities and to the consummation of the other transactions contemplated by this Agreement and the other Documents to occur on the Closing Date, each Obligor is Solvent.

               SECTION 5.7. Material Adverse Change. Except as disclosed in Item
5.7 (Material Adverse Change) of the Disclosure Schedule, neither the Issuer nor any of its Subsidiaries shall have sustained since December 31, 2002, the date of the latest audited financial statements (i) any material Loss or (ii) since such date, there shall not have been any change in the capital stock, short-term debt or long-term debt of the Issuer or any of its Subsidiaries or any Material Adverse Change.

               SECTION 5.8. Absence of Default. Except for such defaults as shall be cured simultaneously with the Closing, the Issuer and its Subsidiaries are not in default in the payment of (or in the performance of any obligation applicable to) any material Indebtedness, or are not in material default under any regulation of any Governmental Authority or court decree or order, or are not in default under any Requirements of Law which default could result in a Material Adverse Change.

               SECTION 5.9. Litigation, Legislation, etc. Except as disclosed in
Item 5.9 (Litigation) of the Disclosure Schedule, there is no pending or, to the knowledge of the Obligors, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could result in a Material Adverse Change; and none of the proceedings set forth in such Item 5.9 seeks to amend, modify or enjoin the transactions contemplated hereby or is likely to be adversely determined. There is no legislation, governmental regulation or judicial decision known to the Obligors that could result in a Material Adverse Change.

               SECTION 5.10. Use of Proceeds; Regulations T, U and X. (a) The Issuer shall use the proceeds of the Securities on the Closing Date in accordance with Item 5.10(a) (Transaction Costs and Use of Proceeds) of the Disclosure Schedule.

          (b) Neither the Issuer nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation U), and no assets of the Issuer or any Subsidiary consist of Margin Stock. The proceeds of the Securities hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X.

               SECTION 5.11. Government Regulation. Neither the Issuer nor any Subsidiary is or, as of the Closing Date, after giving effect to the issuance of the Securities and application of the net proceeds therefrom, will be an "investment company" within the meaning of the Investment Holding Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or, based upon the Initial Purchasers' representations set forth in Section 1.3, any other federal or state law limiting the Obligors' ability to issue the Securities or of any Obligor to otherwise incur Indebtedness or to execute, deliver or perform the Documents to which it is party.

               SECTION 5.12. Taxes. Each of the Issuer and its present or past Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes and Charges owed by it whether or not shown to be due on such tax returns or reports, except any such Taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

               SECTION 5.13. ERISA. The Issuer and its Subsidiaries (i) are not party to any employee benefit plan subject to part 3 of Title I of ERISA and
(ii) are in compliance in all material respects with ERISA. The consummation of the transactions provided for in this Agreement and compliance by the Issuer and each other Obligor with the provisions of the Documents will not involve any prohibited transaction within the meaning of ERISA or Section 4975.

               SECTION 5.14. Labor Controversies. There are no labor controversies pending or, to the best knowledge of the Obligors, threatened, relating to the Issuer or any Subsidiary. To the best knowledge of the Obligors, there is no unfair labor practice complaint pending or threatened against the Issuer or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding or arising out of or under any collective bargaining agreement is so pending or threatened against the Issuer or any Subsidiary. There is no strike, labor dispute, slowdown or stoppage pending against the Issuer or any Subsidiary or, to the best knowledge of the Obligors, threatened against the Issuer or any Subsidiary. Neither the Issuer nor any of its Subsidiaries is subject to any collective bargaining agreement.

               SECTION 5.15. Ownership of Properties. Each of the Issuer and its Subsidiaries owns good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 6.1.13.

               SECTION 5.16. Intellectual Property. Each of the Issuer and its Subsidiaries owns or licenses all intellectual property, and has obtained assignments of all licenses and other rights, as the Issuer considers necessary for or as are otherwise material to the conduct of the business of the Issuer and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could result in a Material Adverse Change.

               SECTION 5.17. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Issuer or any Subsidiary in writing to any Holder for purposes of or in connection with this Agreement or any transaction contemplated hereby and all information that has been furnished to or filed with the Commission by or on behalf of the Issuer or any Subsidiary pursuant to the Exchange Act is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by such Holder and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. None of this Agreement, any document or written statement furnished to any of the Holders by or on behalf of the Issuer or any Subsidiary or any information that has been furnished to or filed with the Commission by or on behalf of the Issuer or any Subsidiary pursuant to the Exchange Act contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading. The Holders recognize that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected or forecasted results.

               SECTION 5.18. Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Issuer and the Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) are, together with all policies of employee health and welfare and title insurance, if any, in full force and effect, (b) comply in all respects with the applicable requirements set forth herein and (c) are of a nature and provide such coverage, including through self-insurance, retentions and deductibles, as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Issuer and its Subsidiaries operate.

               SECTION 5.19. Certain Indebtedness. Item 5.19 (Existing Indebtedness) of the Disclosure Schedule sets forth all Indebtedness of the Issuer and its Subsidiaries as of the Closing Date, which (a) is for borrowed money, (b) is not incurred in the ordinary course of the business of the Issuer or any Subsidiary in a manner and to the extent consistent with past practice or
(c) is material to the financial condition, operations, businesses, properties or prospects of the Issuer or any Subsidiary.

               SECTION 5.20. Company Actions. Since September 30, 2003, the Obligors have not (i) issued or granted any securities; (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or which are not material, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its capital stock.

               SECTION 5.21. Consents. The Issuer and its Subsidiaries have all material permits and governmental consents and approvals necessary under Requirements of Law in connection with the transactions contemplated hereby and in the reasonable business judgment of the Obligors, deemed advisable under Requirements of Law in connection with the ongoing business and operations of the Issuer and the Subsidiaries, except for permits, consents and approvals the failure to so have could not result in a Material Adverse Change.

               SECTION 5.22. Contracts. There are no material defaults by the Issuer or any Subsidiary or, to the Obligors' knowledge after due inquiry, any other default in existence under any such material Contractual Obligations, in each case that could result in a Material Adverse Change.

               SECTION 5.23. Condition of Property. The Issuer and its Subsidiaries own or lease all of the assets and properties material to the conduct of their business.

               SECTION 5.24. Subsidiaries. Item 5.24 (Subsidiaries) of the Disclosure Schedule sets forth all Subsidiaries of the Issuer.

               SECTION 5.25. No Offering of Securities. None of the Issuer or any of its Affiliates nor any agent acting on their behalf, has directly or indirectly offered any of the Securities or any similar security of any Obligor for sale to, or solicited offers to buy the Securities or any similar security of any Obligor from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither any Obligor nor any agent acting on behalf of any Obligor has taken or will take any action which would subject the issuance or sale of the Securities to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

               SECTION 5.26. Collateral and Security Documents. As of the Closing Date, (i) each Obligor has good title, free of all Liens other than those permitted under the Security Documents, to all of the material Collateral owned by such Obligor; (ii) the representations and warranties of each Obligor contained in the Security Documents are true and correct; (iii) when executed and delivered the Security Documents will create a valid lien on, and enforceable security interests in favor of the Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Security Documents) in all Collateral subject to the Security Documents, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principals of equity; and (iv) to the extent governed by Article 8 or Article 9 of the UCC, when financing statements have been filed in the appropriate offices, the Collateral Agent will have a perfected first priority Lien upon all of the Collateral in which a security interest may be perfected by filing, subject to
(a) Liens permitted by this Agreement and the Security Documents and (b) Collateral in which security interests or liens can only be perfected through compliance with the terms of the Federal Assignment of Claims Act.

               SECTION 5.27. No Registration Required. Except as required by the Registration Rights Agreement, assuming the accuracy of the representations and warranties of each of the Initial Purchasers contained in this Agreement and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of the Securities, in the manner contemplated by this Agreement and the other Documents, or the issuance and delivery of Warrant Shares upon the exercise or conversion of the Warrants to register the Securities or Warrant Shares under the Securities Act.

               SECTION 5.28. Private Placement. (a) None of the Issuer or any of its Affiliates has, directly or indirectly engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Issuer has not entered into any arrangement with respect to the distribution of the Securities, and each Obligor hereby agrees not to enter into any such arrangement other than the Registration Rights Agreement.

               (b) None of the Company or any of its affiliates has, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of any of the Securities in a manner that would require the registration under the Securities Act of any of the Securities.

               SECTION 5.29. Tax Treatment of Contingencies. The Issuer believes that the contingencies that would give rise to an increase in the interest rate on the Notes under Section 2.1.1 are remote within the meaning of United States Treasury Regulations section 1.1275-2(h)(2) and that the Notes are not contingent payment debt instruments for United States federal income tax purposes.

                                   ARTICLE 6.

                                   COVENANTS

               SECTION 6.1. Covenants. The Obligors, jointly and severally, agree with each Noteholder and, with respect to Section 6.1.1, Section 6.1.9,
Section 6.1.11 and Section 6.1.23, each other Holder that until the Securities and all other Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 11.5) have been paid and performed in full, such Person will perform the Obligations set forth in this
Section 6.1.

          SECTION 6.1.1 Information. (a) The Issuer shall furnish, or cause to be furnished, to each Holder (i) as soon as possible and in no event more than ninety (90) days after the end of each Fiscal Year copies of the Issuer's
(A) consolidating financial statements and financial statements categorized by geographic area, each as is prepared by the Issuer in the ordinary course of its business and (B) consolidated financial statements, all as prepared in accordance with GAAP and certified by the Issuer's accountants as of the end of such period, including a balance sheet and related statements of income, and, if applicable, stockholders' equity and cash flows; (ii) as soon as possible and in no event more than forty-five (45) days after the close of each Fiscal Quarter, similar financial statements to those referred to in (i) above, unaudited, but certified by the Issuer's chief financial officer; (iii) if requested by any Holder, as soon as possible and in no event more than thirty (30) days after the close of each month, internal unaudited financial statements for such month and
(iv) such other financial or other information and access to the management of the Issuer as the Holders may from time to time reasonably request. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis.

               (b) Concurrently with the furnishing of the annual and quarterly financial statements pursuant to Section 6.1.1(a), the Issuer will furnish to each Holder a certificate signed by the chief financial officer of the Issuer stating that no Default exists, or if a Default exists then the nature, period of existence and status thereof.

          SECTION 6.1.2 Payment of Obligations. The Issuer and each of its Subsidiaries will pay and discharge, as the same shall become due and payable, all lawful taxes, assessments and charges or levies made upon it or its property or assets, by any governmental body, agency or official except where any of such items may be diligently contested in good faith by appropriate proceedings, and the Issuer and each of its Subsidiaries shall have set aside on its respective books, if required under GAAP, reserves for the liabilities related to such items.

          SECTION 6.1.3 Corporate Existence; Mergers. Each Obligor shall at all times maintain its corporate existence and shall not, without prior written consent of the Noteholders, dissolve or otherwise dispose of all or substantially all of its assets, in one transaction or a series of transactions, or consolidate with or merge into another corporation.

          SECTION 6.1.4 Compliance with Law. Each Obligor shall comply with and satisfy all applicable Governmental Requirements. Horizon Vessels, Inc. will also obtain and maintain in force all necessary permits, licenses, and approvals necessary for the operation of the Vessel, including but not limited to, those required by the American Bureau of Shipping and/or the United States Coast Guard.

          SECTION 6.1.5 Further Assurance. The Obligors will, at their expense, promptly (and in no event later than 30 days after written notice from the Noteholders is received) execute and deliver, or cause to be executed and delivered, to the Noteholders upon reasonable request all such other and further documents, agreements and instruments (including without limitation further security agreements, financing statements, continuation statements, and assignments of accounts and contract rights) in compliance with or accomplishment of the covenants and agreements of the Obligors in this Agreement or the other Documents or to further evidence and more fully describe the Collateral, including any renewals, additions, substitutions, replacements or accessions to the Collateral, or to correct any omissions in the Security Documents, or more fully state the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

          SECTION 6.1.6 Cross Collateralization. If the Issuer issues any Additional Notes, the Obligors shall amend the Security Documents such that any Additional Notes will be secured by the Security Documents.

          SECTION 6.1.7 Perfection and Validity of Security Interests. The Obligors shall use their commercially reasonable efforts to ensure that the following occur within the time periods specified below:

          (i) written consent to the assignment to the Collateral Agent under the Security Documents is obtained from Pemex within ninety (90) days after the Closing Date;

          (ii) the Mexican Pledge Agreement is duly notarized and filed for registration before the Public Registry of Commerce of Mexico City within twenty (20) Mexican Working Days after the Closing Date;

          (iii) with respect to the Real Estate Deed of Trust, the survey, up to date appraisal report and other reports and certificates required, by the provisions of Section 11.21 of the Real Estate Deed of Trust shall be obtained within the time periods set forth in the Real Estate Deed of Trust; and

          (iv) all other Security Documents will be filed, perfected or recorded and valid against third parties within ten (10) days after the Closing Date.

If the Obligors fail to cause any of the events set forth in clauses (i) through
(iv) of this Section 6.1.7 to occur within the time periods set forth therein, then the Obligors shall continue to use their best efforts to cause such events to occur after the expiration of such time periods. The Obligors shall continue to use their commercially reasonable efforts to obtain the written consent of Williams to the assignment to the Collateral Agent under the Security Documents. On or before the date of delivery of any of the documents set forth in this
Section 6.1.7, the Obligors
will deliver to the Noteholders an opinion or opinions of counsel to such Obligors as to the due recordation, perfection and validity of such security interests in form and substance satisfactory to the Noteholders.

          SECTION 6.1.8 Additional Guarantees. If (1) any Obligor transfers or causes to be transferred, in one transaction or a series of related transactions, any Collateral to any Subsidiary that, following such transaction or series of related transactions, is not a Guarantor, or (2) if any Subsidiary that is a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) is not at such time a Guarantor, then such transferee or significant subsidiary shall:

               (a) execute and deliver to the Noteholders an agreement to be bound as a Guarantor pursuant to this Agreement in the form set forth in Exhibit D pursuant to which such Subsidiary shall agree to unconditionally guarantee on a subordinated secured basis all of the Issuer's obligations under the Notes and this Agreement on the terms set forth in this Agreement;

               (b) execute and deliver to the Noteholders such amendments to the Security Documents as the Noteholders deem necessary or advisable in order to make such Subsidiary a party to such instruments as applicable;

               (c) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Noteholders a perfected security interest, as required by Security Documents;

               (d) take such further action and execute and deliver such other documents specified in this Agreement or otherwise reasonably requested by the Collateral Agent to effectuate the foregoing; and

               (e) deliver to the Noteholders an opinion of counsel that such Guarantee and any other documents required to be delivered (i) have been duly authorized, executed and delivered by such Subsidiary, (ii) comply with the applicable requirements of this Section 6.1.8 and (iii) constitute legal, valid, binding and enforceable obligations of such Subsidiary and such other opinions regarding the perfection of such liens in the Collateral as provided for in this Agreement.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Agreement.

          SECTION 6.1.9 Form D. The Issuer agrees to file Forms D with respect to the Securities as required under Regulation D and to provide copies thereof to the Initial Purchasers promptly after such filing.

          SECTION 6.1.10 Limitations on Restrictions on Use of Proceeds of Equity Offerings. The Issuer and its Subsidiaries have not entered, and will not enter, into any Instrument or otherwise agree to prohibit or restrict the ability of the Issuer and its Subsidiaries to use all or part of the proceeds of any equity or rights offering to make one or more prepayments, in whole or in part, of the outstanding aggregate principal amount of the Notes.

          SECTION 6.1.11 Reservation of Warrant Shares. The Issuer will at all times that any Warrant is exercisable reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, solely for issuance, sale and delivery upon the exercise of Warrants, the maximum number of shares of each class of capital stock constituting a part of the Warrant Shares which may then be delivered upon the exercise of all outstanding Warrants. All such Shares shall be duly authorized and, when issued upon exercise of a Warrant in accordance with the terms hereof, will be validly issued and fully paid and nonassessable, with no liability on the part of the Holder. Each Share shall be accompanied by any rights ("Rights") to which shares of Common Stock are then entitled, pursuant to the Rights Agreement, dated as of January 11, 2002, between the Issuer and Mellon Investor Services, LLC, as Rights Agent, as amended, supplemented, modified or replaced from time to time (the "Rights Agreement"). The Issuer will at all times keep authorized, solely for issuance, sale and delivery upon the exercise of Warrants, such number of Rights equal to the number of Rights issuable upon exercise of all Warrants. All such Rights shall be duly authorized and, when issued upon exercise of a Warrant in accordance with the terms hereof, will be validly issued.

          The Issuer shall cause all shares of Common Stock issuable upon exercise or conversion of the Warrants to be (x) listed (or to be listed subject to notice of issuance) on each securities exchange on which shares of Common Stock are listed, or (y) admitted for trading in any inter-dealer quotation system on which shares of Common Stock are traded. The Issuer or, if appointed, the transfer agent for shares of Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of Common Stock issuable upon the exercise or conversion of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Issuer will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Issuer's capital stock issuable upon the exercise of the rights of purchase or conversion represented by the Warrants. The Issuer will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Noteholder pursuant to Section 11.2. Before taking any action which would cause an adjustment pursuant to Section 15 of the Warrant Certificate to the maximum number of Warrant Shares deliverable upon the exercise of all outstanding Warrants the then authorized number of shares of Common Stock, the Issuer shall cause to be authorized additional shares of Common Stock such that such maximum number of shares of Common Stock deliverable upon exercise of all outstanding Warrants does not exceed the number of shares of Common Stock authorized pursuant to the Organic Documents of the Issuer. Before taking any action which would cause an adjustment pursuant to Section 15 of the Warrant Certificate to reduce the Exercise Price of the Warrant below the then par value (if any) of the Warrant Shares, the Issuer will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Shares at the Remaining Exercise Price as so adjusted.

          SECTION 6.1.12 Amendment of Credit Facilities. After giving effect to any amendments that become effective upon the Closing, none of the borrowings under the Issuer's existing credit facilities matures, without regard to scheduled amortization or payments due upon default and/or acceleration, prior to January 1, 2005. Notwithstanding the foregoing, borrowings under the Exim Guaranteed Loan Agreement, dated as of August 15, 2001, as amended, between

Horizon Offshore Contractors, Inc., Horizon Subsea Services, Inc., Horizon Vessels, Inc., HorizEN, L.L.C. and Southwest Bank of Texas, N.A., as Agent for the Lenders, shall not mature prior to July 31, 2004.

          SECTION 6.1.13 Liens. Each of the Obligors lawfully owns (and shall at all times own) and is (and shall at all times be) lawfully possessed of its respective Collateral free and clear of all liens, mortgages, taxes and encumbrances except for (i) liens under the Security Documents; (ii) such other liens, mortgages, taxes and encumbrances, if any, as have been consented to in writing by the Noteholders; (iii) liens securing Senior Debt; (iv) liens for loss, damage, or expense which are covered by insurance; (v) liens for which a bond or other security has been posted by or on behalf of the Issuer; (vi) liens for taxes, assessments and governmental charges or levies on its property for monies which are not yet past due and payable; (vii) liens imposed by law, such as carriers', warehousemens' and mechanics' liens and other similar liens arising in the ordinary course of business for monies which are not yet past due and payable; and (viii) easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Obligors, and except where any of the items listed in clauses (ii), (vi) and (vii) of this section may be diligently contested in good faith by appropriate proceedings, and the Issuer shall have set aside on its books, if required, by GAAP, appropriate reserves for the liabilities related to any such liens (with such liens described in subsections
(i) through (viii) sometimes hereinafter referred to as "Permitted Liens"); and the Issuer does hereby warrant and will defend the title and possession thereto and to every part thereof for the benefit of the Noteholders against the claims and demands of all Persons whomsoever.

          SECTION 6.1.14 Affiliate Transaction. The Issuer will not, and will not permit any of its Subsidiaries to, authorize, permit or suffer to occur any transactions, contracts or other agreements by the Issuer or any of its Subsidiaries with any Affiliate of the Issuer or any of its Subsidiaries other than in the ordinary course of business and on terms that are no less favorable to the Issuer than those that could have been obtained in a comparable transaction on an arm's-length basis.

          SECTION 6.1.15 Other Indebtedness. (a) Neither the Issuer nor any Subsidiary shall incur any Indebtedness of any kind whatsoever, except for the Notes, the Guarantees, loans under the Issuer's existing revolving credit facilities with The CIT Group/Equipment Financing, Inc. and Southwest Bank of Texas, NA, ordinary course of business leases and accounts payable, and Refinancing Indebtedness.

               (b) On the Closing Date, the Issuer will pay, or cause to paid, in full all borrowings of the Issuer and its Subsidiaries under the Loan Agreement, dated as of June 4, 2003, as amended, between Horizon Vessels, Inc. and Elliott Associates, L.P.

          SECTION 6.1.16 Business Activities. The Issuer will not, and will not permit any of its Subsidiaries to, engage in any business activity, except business activities in which the Issuer and its Subsidiaries are engaged on the Closing Date and such activities as may be ancillary, incidental or related thereto.

          SECTION 6.1.17 Anti-Layering. The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness that is subordinated in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or any Guarantee, as applicable.

          SECTION 6.1.18 Pemex and Williams Contracts(a) . (a) Any funds received from any Person by the Issuer, any other Obligor or any other Person (other than the Collateral Agent), including, without limitation, any payments made for fees, costs or expenses under, or as compensation, indemnification or settlement or compromise of claims of law suits or arbitration proceedings ("Contract Payments") for, in connection with or related to the Public Works Contract for Engineering, Procurement and Start Up (the "Pemex Contract"), known as EPC-64, dated August 18, 2000, by and between Pemex Exploracion y Produccion and ECH Offshore S. de R.L. de C.V. ("Pemex") shall be deposited by the Issuer or any such Obligor within two (2) Business Days after such Obligor's receipt directly into the account of ECH Offshore S. de R.L. de C.V., account number 312010 at Southwest Bank of Texas, N.A. in Houston, Texas and any Contract Payments for, in connection with or related to the Offshore Construction Contract between Williams Oil Gathering, L.L.C. ("Williams") and Horizon Offshore Contractors, Inc., dated October 1, 2002 (the "Williams Contract"), shall be deposited by the Issuer or any such Obligor within one (1) Business Day after such Obligor's receipt directly into the account of Horizon Offshore Contractors, Inc., account 51041320 at Southwest Bank of Texas, N.A. in Houston, Texas. All monies deposited in such bank accounts of Horizon Offshore Contractors, Inc. shall be subject to the provision of the Security Documents.

               (b) The Issuer will not, and will not permit any of its Subsidiaries to, settle or compromise any claim, cause of action, demand, right, liability, litigation, arbitration or other proceeding (a "Suit") in connection with, or agree to any reduction, set off or discount of, the Pemex Contract or the Williams Contract, or any payments, compensation or monies to be received under either the Pemex Contract or the Williams Contract, without the prior written consent of the Required Holders; provided, however, that the Issuer shall be permitted to settle or compromise any Suit in connection with, or agree to any reduction, set off or discount of (a "Settlement"), the Pemex Contract and the Williams Contract in accordance with the terms set forth in Item 6.18(b) (Settlement of Suits) of the Disclosure Schedule.

          SECTION 6.1.19 Restricted Payments, etc. The Issuer will not, and will not permit any of its Non-Wholly Owned Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of its Stock or on any warrants, options or other rights in respect of any class of its Stock. The Issuer will not, and will not permit any of its Subsidiaries to, apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock of the Issuer or any Non-Wholly Owned Subsidiary, or make any deposit for any of the foregoing. The Issuer will not, and will not permit any of its Subsidiaries to, make any Investments other than (1) Investments in any Person that is or immediately after such Investment will become a Subsidiary or that will merge or consolidate with a Subsidiary and (2) Permitted Joint Ventures.

          SECTION 6.1.20 Asset Dispositions, etc. The Issuer will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and Stock of Subsidiaries) to any Person, unless (a) such disposition is made in the ordinary course of business and consists of inventories; or (b) such disposition constitutes a disposition of obsolete or retired assets not used in the business of the Issuer and its Subsidiaries.

          SECTION 6.1.21 Limitation on Restrictions on Subsidiary Dividends. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to: (a) pay dividends or make other distributions on its Stock or other interests or participations in profits owned by the Issuer or any of its Subsidiaries; (b) pay any Indebtedness owed to the Issuer or any of its Subsidiaries; (c) make loans or advances to the Issuer or any of its Subsidiaries; or (d) transfer any of its property or assets to the Issuer or any of its Subsidiaries, except for such encumbrances and restrictions existing under or by reason of this Agreement, the other Documents or the Senior Debt Documents.

          SECTION 6.1.22 Stay, Extension and Usury Laws. The Obligors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Obligors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but shall suffer and permit the execution of every such power as though such law has not been enacted.

          SECTION 6.1.23 Board of Directors. The Issuer agrees that (i) for so long as Falcon Mezzanine Partners, LP or an Affiliate thereof is a Noteholder it shall have the right to designate one observer to the Issuer's Board of Directors, such observer to receive all information distributed to the Board of Directors and all committees of the Board of Directors and to be invited to all meetings of the Board of Directors and all committees of the Board of Directors, but without the right to vote with the Board of Directors; (ii) for so long as Bryant R. Riley or an Affiliate thereof is a Noteholder he shall have the right to (x) designate one observer to the Issuer's Board of Directors, such observer to receive all information distributed to the Board of Directors and all committees of the Board of Directors and to be invited to all meetings of the Board of Directors and all committees of the Board of Directors, but without the right to vote with the Board of Directors or (y) designate one individual to be nominated by the Issuer's Board of Directors as a member of the Issuer's Board of Directors; and (iii) for so long as Lloyd I. Miller or an Affiliate thereof is a Noteholder he shall have the right to (x) designate one observer to the Issuer's Board of Directors, such observer to receive all information distributed to the Board of Directors and all committees of the Board of Directors and to be invited to all meetings of the Board of Directors and all committees of the Board of Directors, but without the right to vote with the Board of Directors or (y) designate one individual to be nominated by the Issuer's Board of Directors as a member of the Issuer's Board of Directors. Any designated observers to the Issuer's Board of Directors must execute and deliver, in a form acceptable to the Issuer, an agreement to keep the Issuer's confidential information confidential and to comply with the Issuer's insider trading policy. The Issuer may exclude any such observer from access to any information distributed to the Board of Directors or any portion thereof to the extent that the Issuer believes in good faith and for reasonable cause that such access would result in the loss by the Issuer of the attorney-client privilege or other valuable right. The Issuer agrees to use its best efforts, subject to legal requirements and Nasdaq listing standards, to nominate the individuals designated from time to time pursuant to clauses (ii)(y) and (iii)(y) above, and to support their election by the Issuer's stockholders, provided, however, that any such designee that is subsequently elected to the Issuer's board of directors by the Issuer's stockholders must immediately resign as a member of the Issuer's board of directors once the Noteholder that initially nominated him or her is no longer a Noteholder. The nomination of any such designee is conditioned upon the receipt by the Issuer of all information required by the Nominating Committee of the Issuer's Board of Directors to make an informed judgment that the designee's nomination would not violate legal requirements or Nasdaq listing standards.

                                   ARTICLE 7.

                                EVENTS OF DEFAULT

               SECTION 7.1. Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 7.1.

          SECTION 7.1.1 Non-Payment of Obligations. The Issuer shall default:

               (a) in the payment or prepayment when due of any principal of the Notes; or

               (b) in the payment when due of the interest payable in respect of the Notes or any other Obligations and such default shall continue unremedied for a period of five (5) Business Days.

          SECTION 7.1.2 Non-Performance of Certain Covenants.

               (a) Any Obligor shall default in the due performance and observance of any of its obligations under Article 6 (other than Sections 6.1.7, 6.1.15, 6.1.17 and 6.1.18) and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Issuer by the Holders of at least 25% in aggregate principal amount of the Notes (or if such default is not reasonably susceptible to cure within ten (10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Obligors promptly commence and diligently pursue such cure).

               (b) Any Obligor shall default in the due performance and observance of any of its obligations under Section 6.1.7, 6.1.15, 6.1.17 or 6.1.18.

          SECTION 7.1.3 Defaults Under Other Documents; Non-Performance of Other Obligations. Any "Event of Default" shall occur under the other Documents; or any Obligor shall default in the due performance and observance of any other obligation, covenant or agreement contained in this Agreement or in any other Document and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Issuer by the Required Holders (or if such default is not reasonably susceptible to cure within ten
(10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Issuer promptly commences and diligently pursues such cure).

          SECTION 7.1.4 Bankruptcy, Insolvency, etc. The Issuer or any Subsidiary shall:

               (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for itself or any of its property, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for itself or for any of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty
(60) days;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Issuer or any Subsidiary and, if such case or proceeding is not commenced by the Issuer or Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Issuer or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

               (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

          SECTION 7.1.5 Breach of Warranty. Any representation or warranty of any Obligor under this Agreement or any other Document or in any other writing furnished by or on behalf of any Obligor to any Noteholder for the purposes of or in connection with this Agreement or any such Document is or shall be incorrect when made in any material respect.

          SECTION 7.1.6 Default on Other Indebtedness, etc. (a) Any Indebtedness of the Issuer or any Subsidiary in an aggregate principal amount exceeding $250,000 (other than the Notes) shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (b) there shall occur and be continuing any event under any Instrument relating to any such Indebtedness, the effect of which is to cause such Indebtedness to become due prior to its stated maturity, or (c) the holder or holders of such Indebtedness, or any trustee, agent or other representative on behalf of such holder or holders, shall have demanded or required, pursuant to the terms of any Instrument relating to such Indebtedness, that the Issuer or any Subsidiary redeem, repurchase or otherwise acquire or retire such Indebtedness for value at any time prior to its stated maturity.

          SECTION 7.1.7 Judgments. A final judgment which, with other such outstanding final judgments against the Issuer and its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $250,000 shall be entered against the Issuer or any Subsidiary and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or stayed or bonded.

          SECTION 7.1.8 Invalidity of Guarantees. Any Guarantee ceases to be in full force and effect; any Guarantee is declared to be null and void and unenforceable; any Guarantee is found to be invalid; or any Guarantor denies its liability under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Agreement).

          SECTION 7.1.9 Change of Control. A Change of Control shall have occurred.

               SECTION 7.2. Action if Bankruptcy. If any Event of Default described in Section 7.1.4 shall occur, the outstanding principal amount of the Notes and all other Obligations shall automatically be and become immediately due and payable without notice, demand or presentment.

               SECTION 7.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Holders may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Notes to be due and payable and all other Obligations to be due and payable, whereupon the full unpaid amount of the Notes and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand, or presentment, and to the extent any Obligations are paid by the Issuer, they shall constitute a prepayment under this Agreement. If at any time any portion of the outstanding principal amount of the Notes or any other Obligations shall be declared due and payable in accordance with this Section 7.3, the Required Holders may at any time thereafter, by written instrument filed with the Issuer, rescind and annul such declaration and its consequences. Notwithstanding the foregoing and subject to the subordination provisions of this Agreement, the right of any Noteholder to receive payment of principal of, or interest on any Note held by such Noteholder on or after the respective dates expressed in such Note, or to bring suit for the enforcement of any such repayment on or after such respective date, is absolute and unconditional and shall not be impaired or affected without the consent of such Noteholder.

                                   ARTICLE 8.

                                    GUARANTEE

               SECTION 8.1. The Guarantee. Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to the Noteholders, and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of (a) the Notes and the other Obligations of the Issuer, including
(i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer, whether or not such interest constitutes an allowable claim) on any Note issued pursuant to this Agreement and (ii) all other amounts payable and all obligations to be performed by the Issuer under this Agreement or any other Document and (b) any renewals or extensions of any of the foregoing (collectively, the "Guaranteed Obligations"). Each Guarantor, jointly and severally, agrees that this is a guarantee of payment and performance and not of collection, and that its obligations hereunder shall be primary, absolute and unconditional, irrespective of, and unaffected by:

          (1) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Notes, this Agreement or any other Document or any other agreement, document or instrument to which the Issuer or any other Obligor is or are or may become a party;

          (2) the absence of any action to enforce the Notes, this Agreement or any other Document or the waiver or consent by the Noteholders with respect to any of the provisions of any Document;

          (3) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full);

it being agreed by each Guarantor that its obligations hereunder shall not be discharged until the payment and performance, in full, of the Guaranteed Obligations. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor expressly waives all rights it may now or in the future have under any statute, or at common law, or at law or in equity, or otherwise, to compel any Noteholder to proceed in respect of the Guaranteed Obligations against the Issuer or any other Person before proceeding against, or as a condition to proceeding against, the Issuer. Each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of any Noteholder to commence an action in respect of the Guaranteed Obligations against the Issuer, any other Obligor or any other Person. Each Guarantor agrees that any notice or directive given at any time to any Noteholder by the Issuer, any other Obligor or any other Person which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by such Noteholder, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to the obligations of such Guarantor under this Article 8 for the reason that such pleading or introduction would be at variance with the written terms hereof, unless the Required Holders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Documents and, but for this provisions of this
Article 8 and such waivers, the Initial Purchasers and each subsequent Noteholder would decline to purchase the Notes.

               SECTION 8.2. Demand by the Noteholders. In addition to the terms of the guarantee set forth in Section 8.1, and in no manner imposing any limitation on such terms, if the then outstanding principal amount of the Guaranteed Obligations is declared to be immediately due and payable (or automatically becomes immediately due and payable), then the Guarantors are, jointly and severally, required to pay to the holder of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holder. Payment by the Issuer shall be credited and applied upon the Guaranteed Obligations and shall be made in immediately available federal funds to an account as set forth in Section 2.3. The Noteholders will, upon any such payment to such Noteholders, promptly thereafter cause to be distributed like funds (after payment of any amounts payable to the Noteholders pursuant to Section 2.3) ratably to each holder of the Guaranteed Obligations based on the respective Guaranteed Obligations held by such holder.

               SECTION 8.3. Enforcement of Guarantee. Except as otherwise provided in this Agreement, in no event shall any Noteholder have any obligation (although each is entitled, at its option) to proceed against the Issuer or any other Obligor or Person or any real or personal property pledged to secure the Guaranteed Obligations before proceeding against any Guarantor, and any Noteholder may proceed, prior or subsequent to, or simultaneously with, the enforcement of any Noteholder's rights hereunder, to exercise any right or remedy which it may have against the Issuer or any such other Person or against any property, real or personal, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

               SECTION 8.4. Waivers. In addition to the waivers contained in
Section 8.1, each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by it of its obligations under, or the enforcement by the Holders of, the provisions of this
Article 8. Each Guarantor further hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of the Guarantees by the Noteholders and acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Issuer's or any other Obligor's financial condition or any other fact which might materially increase the risk to the Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and, to the extent permitted by applicable law, waives the benefit of all provisions of law which are or might be in conflict with the terms of this Article 8. Each Guarantor represents, warrants and agrees that its obligations under this Article 8 are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Noteholders, the Issuer, the other Obligors or any other guarantor of the Guaranteed Obligations now existing or which may arise in the future.

               SECTION 8.5. Benefits of Guarantee. The provisions of this
Article 8 are for the benefit of the Noteholders and their respective successors, transferees, endorsees and assigns and nothing herein contained shall impair, as among the Issuer and the Noteholders, the obligations of the Issuer under the Notes and the Documents.

               SECTION 8.6. Modification of Notes, etc. If the Noteholders shall at any time or from time to time, with or without the consent of, or notice to, each Guarantor:

          (1) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, including, without limitation, the Notes and the other Obligations under the Documents;

          (2) take any action under or in respect of the Notes or the Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

          (3) amend or modify, in any manner whatsoever, the Notes or the Documents;

          (4) extend or waive the time for any of the Issuer's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Notes or the Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (5) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Noteholders may have been granted a Lien, to secure any Indebtedness of the Issuer, any other Obligors or any other guarantor of any of the Guaranteed Obligations, to the Noteholders;

          (6) release anyone who may be liable in any manner for the payment of any amounts owed by the Issuer, any other Obligors or any other guarantor of any of the Guaranteed Obligations, to any Noteholder;

          (7) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Issuer, any other Obligors or any other guarantor of any of the Guaranteed Obligations, are subordinated to the claims of any Noteholder; or

          (8) apply any sums by whomever paid or however realized to any amounts owing by the Issuer, any other Obligors or any other guarantor of the Guaranteed Obligations, to any Noteholder in such manner as any Noteholder shall determine in its discretion;

then none of the Noteholders shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Article 8.

               SECTION 8.7. Reinstatement. To the extent permitted by law, the provisions of this Article 8 shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Issuer or other Obligors for liquidation or reorganization, in the event the Issuer or any other Obligors becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the assets of the Issuer or any other Obligors, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Noteholder, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Guaranteed Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations or part thereof so rescinded, restored or returned shall be reinstated, and the Guaranteed Obligations shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               SECTION 8.8. Waiver of Subrogation, etc. Upon the making by any Guarantor of any payment hereunder in respect of the Guaranteed Obligations, such Guarantor shall be subrogated to the rights of the Noteholders against the Issuer with respect to such payment; provided that such Guarantor shall not enforce any right to receive any payment by way of subrogation, reimbursement, contribution or setoff resulting from such payment until all of the Guaranteed Obligations have been paid in full. If any amount shall be paid to any Guarantor on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Noteholders and any other holders of the Guaranteed Obligations and shall forthwith be paid to the Noteholders and all other holders of Guaranteed Obligations to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Notes and this Agreement.

               SECTION 8.9. Election of Remedies, etc. Any election of remedies which results in the denial or impairment of the right of any Noteholder to seek a deficiency judgment against the Issuer shall not impair any Guarantor's obligations to pay the full amount of the Guaranteed Obligations. In the event any Noteholder shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Documents, such Noteholder may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by such Noteholder but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale, whether any Noteholder or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under the provisions of this Article 8, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Noteholder might otherwise be entitled but for such bidding at any such sale.

               SECTION 8.10. Subordination of Guarantees. All Guarantees pursuant to this Article 8 will be subordinated on the same basis to Senior Debt of such Guarantor as the Notes are subordinated to Senior Debt under Article 12.

               SECTION 8.11. Continuing Guarantee. Each Guarantor agrees that the provisions of this Article 8 are a continuing Guarantee and shall remain in full force and effect until the payment and performance in full of the Guaranteed Obligations.

               SECTION 8.12. Contribution. In the event any Guarantor (a "Funding Guarantor") shall make a payment in respect of the Notes or any other Obligations or shall suffer any loss as a result of any realization upon any of its assets pursuant to any Document, the other Guarantors (the "Contributing Guarantors") shall, subject to the last sentence of this Section 8.12, contribute to such Funding Guarantor an amount equal to such Contributing Guarantor's Pro Rata Share of such payment made, or loss suffered, by such Funding Guarantor. The Contributing Guarantor's Pro Rata Share with respect to any such payment or loss by each Funding Guarantor shall be determined as of the date on which such payment or loss was made or suffered by reference to the ratio of (i) such Contributing Guarantor's maximum obligation hereunder as provided in Section 8.13 (such Guarantor's "Maximum Obligation") as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (ii) the aggregate Maximum Obligations of all Guarantor's (including such Funding

Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 8.12 shall affect each Guarantor's several liability for the entire amount of the Obligations (up to such Guarantor's Maximum Obligation). Each Guarantor covenants and agrees that its obligation to make a contribution hereunder to a Funding Guarantor and its right to receive any contribution hereunder from a Contributing Guarantor shall be subordinate and junior in right of payment to the Obligations.

               SECTION 8.13. Savings Clause.

               (a) It is the intent of each Guarantor that its maximum obligations hereunder (the "Guarantor Maximum Obligation") shall be in, but not in excess of:

          (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which such Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause such Guaranteed Obligations to be avoidable or unenforceable against the Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

          (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which the Guaranteed Obligations of such Guarantor are incurred, the maximum amount which would not otherwise cause such Guaranteed Obligations to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

          (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws or any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding), the maximum amount which would not otherwise cause the Guaranteed Obligations of such Guarantor to be avoidable or unenforceable against such Guarantor under such law, statute or regulation.

The substantive laws under which possible avoidance or unenforceability of the Guaranteed Obligations shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions."

               (b) To the extent set forth in this Section 8.13(b), but only to the extent that the Guaranteed Obligations of such Guarantor would otherwise be subject to avoidance under any Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for such Guaranteed Obligations, and if such Guaranteed Obligations would render such Guarantor insolvent, leave such Guarantor with an unreasonably small capital to conduct its business or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, then the maximum Guaranteed Obligations shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations, as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 8.13(b) is intended solely to preserve the rights of the Noteholders under the Notes and the other Documents to the maximum extent that would not cause the Guaranteed Obligations to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 8.13(b) as against any Noteholder that would not otherwise be available to such Person under the Avoidance Provisions.

                                   ARTICLE 9.

                                   DEFINITIONS

               SECTION 9.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "1997 Registration Rights Agreement" is defined in Section 5.4.

          "Additional Notes" means notes substantially in the form of Exhibit A that are issued after the Closing Date from time to time in accordance with
Section 2.4.

          "Affiliate" means, with respect to any Person, any of (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendent of any director or executive offer of such Person) and (iii) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling," "controls by" and "under common control with"), as used respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise; provided that no Holder shall be deemed to constitute an Affiliate of the Issuer or any of its Subsidiaries solely by virtue of holding Warrants or Warrant Shares.

          "Agreement" means, on any date, this Purchase Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

          "Approval" means each and every approval, consent, filing and registration by or with any Person, including, without limitation, Governmental Authorities, necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes, the Warrants or any other Document, for the issuance of the Notes, the Warrants or the Warrant Shares, for the validity or enforceability hereof or thereof, or for the consummation of the transactions contemplated by the Documents.

          "Avoidance Provisions" is defined in Section 8.13.

          "Bankruptcy Code" means the Bankruptcy Code of 1978, 11 U.S.C. Section. 101 et seq., as amended.

          "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

          "Capitalized Lease Liabilities" means all monetary obligations of the Issuer and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

          "Change of Control" means any of (1) the sale, lease, exchange or other transfer by the Issuer of all or substantially all of its assets, (2) the merger of the Issuer with, or the consolidation of the Issuer into, any other corporation as a result of which the stockholders of the Issuer immediately prior to such merger or consolidation do not own Stock having more than 50% of the outstanding voting power (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) of the surviving corporation, (3) the dissolution or liquidation of the Issuer, (4) more than 20% of the outstanding voting Stock of the Issuer becomes beneficially owned, directly or indirectly, by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the applicable rules and regulations thereunder), or (5) during any period of two (2) years (whether commencing before or after the Closing Date), the failure of individuals who on the first day of such period were directors of the Issuer (together with any replacement or additional directors who are nominated or elected by a majority of directors then in office) to constitute a majority of the Board of Directors of the Issuer.

          "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental (including PBGC) (a) taxes at the time due and payable and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Obligations, (ii) the Issuer's and its Subsidiaries' employees, payroll, income or gross receipts, (iii) the Issuer's and its Subsidiaries' ownership or use of their assets, or (iv) any other aspect of the Issuer's and its Subsidiaries' business.

          "Closing" is defined in Section 1.2.

          "Closing Date" is defined in Section 1.2.

          "Collateral" means collectively, all of the tangible and intangible real and personal property, owned by Obligors (including but not limited to contract rights, accounts receivable, payments, earnings, bank accounts and other property of Obligors) over and in which the Collateral Agent has a lien under the Security Documents.

          "Collateral Agency Agreement" means the Collateral Agency Agreement dated as of March 11, 2004, among Elliott Associates, L.P., as Collateral Agent, the Obligors and the Initial Purchasers, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms thereof.

          "Collateral Agent" is defined in Section 3.1.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means shares now or hereafter authorized of any class of common stock of the Issuer and any other capital stock of the Issuer, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Issuer or in the earnings of the Issuer without limit as to per share amount, and shall include, without limitation, the presently authorized 35,000,000 shares of Common Stock, par value $1.00 per share.

          "Commonly Controlled Entity" means, with respect to any Person, an entity or trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with such Person within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Internal Revenue Code or Section 4001(a)(14) of ERISA. Unless otherwise indicated in this Agreement, Commonly Controlled Entity shall refer to a Commonly Controlled Entity with respect to the Issuer.

          "Contract Payments" is defined in Section 6.1.18.

          "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Contributing Guarantors" is defined in Section 8.12.

          "Convertible Securities" means evidences of Indebtedness, shares of stock or other securities which, with or without payment of additional consideration in cash or property, are convertible into or exchangeable for shares of Common Stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both.

          "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Demand Registration Statement" is defined in Section 2.1.1.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1.

          "Documents" means, collectively, this Agreement, the Notes, the Warrant Documents, the Security Documents and each other Instrument executed and delivered by the Issuer or any other Obligor as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

          "Dollar" and the sign "$" mean lawful money of the United States.

          "Environment" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

          "Environmental Laws" means all federal, state and local laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

          "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Issuer or any of its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Issuer or any of its Subsidiaries is otherwise responsible under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Event of Default" is defined in Section 7.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Exercise Price" is defined in Section 1.1(b).

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" means each twelve month accounting period ending on December 31 of each calendar year.

          "Funding Guarantor" is defined in Section 8.12.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve System (or any successor).

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Obligations" is defined in Section 8.1.

          "Guarantees" means the obligations of the Guarantors pursuant to
Article 8.

          "Guarantor" or "Guarantors" means (i) any Guarantor listed on the signature page of this Agreement, and (ii) each of the Issuer's current or future Subsidiaries that in the future becomes bound by this Agreement pursuant to Section 6.1.18.

          "Guarantor Maximum Obligation" is defined in Section 8.13.

          "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Document refer to this Agreement or such other Document, as the case may be, as a whole and not to any particular Section, clause or provision of this Agreement or such other Document.

          "Holder" and "Holders" is defined in the preamble to this Agreement.

          "Holder Parties" is defined in Section 11.4.

          "including" means including without limiting the generality of any description preceding such term.

          "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

          (d) whether or not so included as liabilities in accordance with GAAP
(i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (ii) all obligations (contingent or otherwise) to guarantee, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person;

          (e) all net obligations of such Person under Interest Rate Contracts; and

          (f) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock, or any warrants, options or rights to acquire its Stock, at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).

          "Indemnified Liabilities" is defined in Section 11.4.

          "Initial Exercise Price" is defined in Section 1.1(b).

          "Initial Purchasers" is defined in the preamble to this Agreement.

          "Initial Warrant Purchasers" means those Initial Purchasers which will purchase Warrants pursuant to this Agreement, as set forth in Schedule 2 attached hereto.

          "Insolvency" or "Insolvent" means, at any particular time, a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Instrument" means any contract, agreement, letter of credit, indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

          "Interest Rate Contract" means any interest rate cap agreement, interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.

          "Internal Revenue Service" means the Internal Revenue Service of the United States of America.

          "Investment" means, relative to any Person, (a) any direct or indirect loan or advance or other extension of credit (including, without limitation, a guarantee) or capital contribution made by such Person to any other Person excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (b) any ownership or similar interest held by such Person in any other Person, and (c) the purchase of any debt or equity securities or instruments issued by any other Person including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies (other than temporary short term investments in cash equivalents made by the Issuer or any of its Subsidiaries for cash management purposes). The amount of any Investment of the nature referred to in clause (a) or (b) shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and, if made by the transfer or exchange of property other than cash, shall be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "Issuer" is defined in the preamble to this Agreement.

          "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

          "Loss" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Person in an amount in excess of $500,000 individually or in the aggregate for any Fiscal Year; and the "amount" of any Loss means (i) if such asset or property is repaired or replaced, the greater of (A) the cost to repair or replace the property or asset that was the subject of such Loss and (B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss, and (ii) if such asset or property is not repaired or replaced, the amount of insurance proceeds or condemnation awards payable as a result of such loss.

          "Material Adverse Change" means a material adverse change in (a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Issuer and its Subsidiaries taken as a whole; or
(b) the rights and remedies of the Holders under the Documents; or (c) the ability of the Issuer to repay the Notes or any other Obligations, or of the Issuer or other Obligor to perform its obligations under the Documents; or (d) the legality, validity or enforceability of any Document.

          "Maturity" means the earlier of the Stated Maturity Date or such other date when the Notes or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration or otherwise.

          "Maximum Lawful Rate" is defined in Section 11.15.

          "Maximum Obligation" is defined in Section 8.12.

          "Mexican Pledge Agreement" means the Pledge Agreement without Transmission of Possession granted by ECH Offshore S. de R.L. de C.V. to Elliott Associates, L.P., as Collateral Agent for itself and the various holders.

          "Mexican Security Documents" means those documents set forth in
Schedule 5.

          "Mexican Working Day" means any day on which the Public Registry of Commerce of Mexico City is open to the public.

          "Multiemployer Pension Plan" means a Multiemployer Plan which is subject to Subtitle E of Title IV of ERISA.

          "Multiemployer Plan" means a Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          "Non-Wholly Owned Subsidiary" means a Subsidiary of the Issuer whose Stock is not owned entirely by the Issuer or a Wholly-Owned Subsidiary.

          "Noteholder" means, at any time, a Holder of Notes.

          "Notes" is defined in Section 1.1.

          "Obligations" means all obligations of the Issuer (monetary or otherwise) arising under or in connection with this Agreement, the Notes, the Warrants and the other Documents.

          "Obligor" means any of the Issuer and the Guarantors.

          "Organic Document" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding the Issuer or any of its Subsidiaries to any or all of its functions under ERISA.

          "Pemex" is defined in Section 6.1.18.

          "Pemex Contract" is defined in Section 6.1.18.

          "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA, or to the provisions of Section 302 of ERISA or Section 412 of the Internal Revenue Code.

          "Permitted Joint Venture" means the participation by the Issuer or any of its Subsidiaries in (i) the joint ventures set forth in Item 9(a) (Permitted Joint Ventures) of the Disclosure Schedule in which the aggregate net Investment by the Issuer and its Subsidiaries in such joint ventures at any one time will not exceed (x) $10,000,000 for the joint venture set forth in section (1) of
Item 9(a) (Permitted Joint Ventures) of the Disclosure Schedule and (y) $15,000,000 for the joint venture set forth in section (2) of Item 9(a) (Permitted Joint Ventures) of the Disclosure Schedule and (ii) any other joint ventures to perform offshore services in the oil and gas industry with any other Persons in which the aggregate net Investments by the Issuer and its Subsidiaries in all such joint ventures (excluding the joint ventures set forth in Item 9(a) (Permitted Joint Ventures) of the Disclosure Schedule) at any one time will not exceed $10,000,000.

          "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" shall mean, at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Issuer or any Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Post-Default Rate" means the sum of the rate per annum otherwise applicable to the Notes plus two percent (2%) per annum.

          "Proceeding" means (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any of the Obligors, its properties or its creditors as such, (b) any proceeding for any liquidation, dissolution or other winding-up of any of the Obligors, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, or (c) any assignment for the benefit of creditors or marshaling of assets of any of the Obligors or the appointment of a trustee, receiver, sequestrator or other custodian for any of the Obligors or any of their properties.

          "Projections" means the projected balance sheet and projected statement of income and cash flows of the Issuer prepared by the Issuer, together with supporting details and a statement of underlying assumptions, which have been delivered to the Holders prior to the Closing Date.

          "Purchase Price" is defined in Section 1.2.

          "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, commencing with June 30, 2004, or, if such day is not a Business Day, the immediately succeeding Business Day.

          "Real Estate Deed of Trust" means the Deed of Trust, Security Agreement and Assignment of Leases and Rents and Security Agreement, dated March 11, 2004, executed by Horizon Vessels, Inc. in favor of Peter M. Oxman, Trustee.

          "Refinancing Indebtedness" means any refinancing, extension, renewal, refund, repayment, prepayment, redemption, defeasance, retirement, or issuance of a security or Indebtedness in exchange or replacement for any Senior Debt, in whole or in part, in each case that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of the Issuer and its Subsidiaries in excess of the sum of (i) 5% of the aggregate principal amount outstanding under any term loans as of the Closing Date and (ii) 10% of the aggregate lending commitments under any revolving credit facilities as of the Closing Date;

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being refinanced; provided that such Refinancing Indebtedness shall be Indebtedness solely of the Issuer or a Guarantor;

          (3) change any of the respective obligors from the obligors on the Indebtedness being refinanced;

          (4) affect the security, if any, for the Indebtedness being refinanced (except to the extent that less security is granted to holders of such Refinancing Indebtedness); and

          (5) except as set forth in Item 9(b) (Refinancing Indebtedness) of the Disclosure Schedule, provide the holders of such Refinancing Indebtedness with covenants, defaults, rights or remedies that, taken as a whole, are materially more favorable to such holders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Initial Warrant Purchasers and the Issuer, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

          "Remaining Exercise Price" is defined in Section 1.1(b).

          "Required Effective Date" is defined in Section 2.1.1.

          "Required Holders" means, at any time, Holders holding in the aggregate two-thirds of the outstanding principal amount of the Notes at such time (excluding any Notes held by any Obligor or any Subsidiary of any Obligor) together with Holders holding two-thirds of the outstanding Warrants at such time; provided, however, that with respect to any matters set forth in Articles 2 (except Section 2.7), 3, 7, 8 and 12 and Sections 6.1.2 through 6.1.8, Section
6.10 and Sections 6.1.12 through 6.1.22, the Collateral Agency Agreement and the Security Documents, and any amendments to or waivers thereof, Required Holders shall mean only the Holders holding, in the aggregate, two-thirds of the outstanding principal amount of the Notes at any time (excluding any Notes held by any Obligor or any Subsidiary of any Obligor).

          "Requirements of Law" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and any permits under Environmental Laws, the requirements of the Occupational Safety and Health Administration, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Rights" is defined in Section 6.1.11.

          "Rights Agreement" is defined in Section 6.1.11.

          "Securities" means, collectively, the Notes, the Guarantees and the Warrants.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

          "Security Documents" means those documents set forth in Schedule 3.

          "Senior Debt" means the principal of and accrued interest on all Indebtedness incurred by any Obligor under any of the Senior Debt Documents, reduced by the amount of all principal repayments of any such Indebtedness consisting of term loans and, without duplication, the amount of all permanent reductions of commitments under any revolving facilities under which Senior Debt may be incurred. Senior Debt shall also include any Refinancing Indebtedness.

          "Senior Debt Documents" means those documents set forth in Schedule 4.

          "Senior Lender" means any holder of Senior Debt and "Senior Lenders" means the holders, collectively, of Senior Debt.

          "Settlement" is defined in Section 6.1.18(b).

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities of such Person (including all obligations and liabilities of such Person fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stated Maturity Date" means March 31, 2007.

          "Stock" means all shares of capital stock of or in a corporation, whether voting or non voting, and including, without limitation, common stock and preferred stock.

          "Subsidiary" means, with respect to any Person, (1) any corporation of which the outstanding Stock having a least a majority of the votes entitled (without regard to the occurrence of any contingency) to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Issuer.

          "Suit" is defined in Section 6.1.18(b).

          "Taxes" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including any penalties and interest thereon).

          "Transfer Agent" is defined in Section 6.1.11.

          "UCC" means the Uniform Commercial Code of any applicable jurisdiction, as in effect from time to time.

          "United States" or "U.S." means the United States of America, its 50 states and the District of Columbia.

          "Vessel" means the United States flag vessel PECOS HORIZON (O.N. 528068).

          "Warrant Certificate" means the certificates evidencing the Warrants substantially in the form of Exhibit B.

          "Warrant Documents" includes this Agreement, the Warrants, the Warrant Certificates and the Registration Rights Agreement, in each case as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Warrant Shares" means the securities which a Warrantholder may acquire upon exercise or conversion of a Warrant, together with any other securities which such Warrantholder may acquire on account of any such Warrant Shares whether upon the making or paying of any dividend or other distribution on Common Stock, upon any split up of such Common Stock, upon a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation, upon exercise of any preemptive right (or the exercise or conversion of any security which such Warrantholder may acquire in connection with the exercise of any preemptive right) with respect to any such Common Stock or otherwise.

          "Warrantholder" means, at any time, a Holder of Warrants.

          "Warrants" is defined in Section 1.1.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly-Owned Subsidiary" means a Subsidiary of the Issuer whose Stock is, directly or indirectly, owned entirely by the Issuer.

          "Williams" is defined in Section 6.1.18.

          "Williams Contract" is defined in Section 6.1.18.

          "written" or "in writing" means any form of written communication or a communication by means of telecopier device, telegraph or cable.

               SECTION 9.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Note, Warrant Certificate, notice and other communication delivered from time to time in connection with this Agreement or any other Document.

               SECTION 9.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Document to any Article or Section are references to such Article or Section of this Agreement or such other Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

               SECTION 9.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

                                   ARTICLE 10.

               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

               SECTION 10.1. Registration of Securities. The Issuer shall keep at its principal executive office a register for the registration of transfers of Notes and Warrant Certificates. The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more Notes or Warrant Certificate shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note or Warrant Certificate shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any Noteholder or Warrantholder, promptly upon request therefor, a complete and correct copy of the names and addresses of all such Noteholders or Warrantholders, respectively.

               SECTION 10.2. Transfer and Exchange of Securities. Upon surrender of any Note or Warrant Certificate at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or Warrant Certificate or part thereof), the Issuer shall execute and deliver, at its expense, one or more new Notes or Warrant Certificates, as the case may be, as requested by the registered Holder thereof, in exchange therefor, in an aggregate principal amount of the surrendered Note or a number of Warrants equal to the number of surrendered Warrants. Each such new Note or Warrant Certificate shall be payable to or issued to such Person as such Holder shall request and shall be substantially in the form of Exhibit A or Exhibit B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $100,000 unless necessary to enable the registration of transfer by a Noteholder of all of its Notes. Transfers hereunder shall be made by the Issuer to the extent permitted by applicable law.

          If any transfer of all or a portion of a Note or Warrant is not made pursuant to an effective registration statement under the Securities Act, (i) the Holder thereof will, if reasonably requested by the Issuer, deliver to the Issuer an opinion of counsel, which may be counsel to the Holder but which must be reasonably satisfactory to the Issuer, reasonably satisfactory in form, scope and substance to the Issuer, that the Note or Warrant (or portion thereof) may be sold without registration under the Securities Act; (ii) the proposed transferee shall make an investment covenant reasonably satisfactory to the Issuer (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act); and
(iii) the proposed transferee shall agree that the Note or Warrant issued to zsuch transferee shall bear the legend set forth in Section 1.3(d) or 1.3(e), as applicable, of this Agreement.

          Notwithstanding the foregoing provisions of this Section 10.2, the restrictions upon the transferability of any Note or Warrant and the requirement to include the first two paragraphs of the legend set forth in Section 1.3(d) or 1.3(e), as applicable, of this Agreement shall terminate as to such Note or Warrant (i) when and so long as such Note or Warrant shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Issuer shall have received an opinion of counsel reasonably satisfactory to it that such restrictive legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 10.2 shall terminate as to any Note or Warrant, the Holder thereof shall be entitled to receive from the Issuer a new Note or Warrant bearing a legend consisting only of the final paragraph of the legend set forth in Section 1.3(d) or 1.3(e), as applicable, of this Agreement.

               SECTION 10.3. Replacement of Securities. Upon receipt by the Issuer of notice from any Holder of the loss, theft, destruction or mutilation of any Note or Warrant Certificate held by such Holder and (a) in the case of loss, theft or destruction, of security reasonably satisfactory to the Issuer (or, in the case of the Initial Purchaser or any other Holder that is an institutional investor, an unsecured agreement of indemnity from such Holder), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer, at its own expense, shall execute and deliver, in lieu thereof (1) a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon or (2) a new Warrant Certificate for the number of Warrants represented by such lost, stolen, destroyed or mutilated Warrant Certificate, as the case may be.

                                   ARTICLE 11.

                                  MISCELLANEOUS

               SECTION 11.1. Waivers, Amendments, etc.

               (a) The provisions of this Agreement and of each Document may from time to time be amended, modified or waived, (1) if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Issuer and the Required Holders and (y) in the case of a waiver of any obligation of the Issuer or compliance with any prohibition contained in this Agreement or any other Document, is consented to by the Required Holders or (2) as otherwise provided in any Document; provided, however, that no such amendment, modification or waiver of the following shall be effective unless:

          (i) consented to by each Holder, if such amendment, modification or waiver would modify any requirement hereunder that any particular action be taken by all the Holders or by the Required Holders;

          (ii) consented to by each Holder, if such amendment, modification or waiver would modify this Section 11.1, change the definition of "Required Holders," or subject any Holder to any additional obligations;

          (iii) consented to by each Noteholder, if such amendment, modification or waiver would reduce any amounts payable to such Holders described in
     Article 2, extend the Stated Maturity Date, extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Notes (or reduce the principal amount of or rate of interest on the Notes);

          (iv) consented to by each Noteholder, if such amendment, modification or waiver would release all or substantially all of the Collateral;

          (v) consented to by each Noteholder, if such amendment, modification or waiver would release any Guarantor from any of its obligations under its Guarantee or this Agreement otherwise than in accordance with the terms hereof;

          (vi) consented to by each Noteholder, if such amendment, modification or waiver would affect the ranking of the Notes or any Guarantee in a manner adverse to the Noteholders;

          (vii) consented to by each Noteholder, if such amendment, modification or waiver would make any Notes payable in money other than that stated in the Notes; or

          (viii) consented to by each Noteholder, if such amendment, modification or waiver would, after the Issuer's obligation to prepay Notes arises hereunder, amend, change or modify in any material respect the obligation of the Issuer to make any prepayment of the Notes.

               (b) No failure or delay on the part of any Holder in exercising any power or right under this Agreement or any other Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Issuer in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Holder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

               (c) No Holder shall be under any obligation to marshal any assets in favor of the Issuer or any other party or against or in payment of any or all of the Obligations.


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
Recourse for security shall not be required at any time. To the extent that the Issuer makes a payment or payments to the Holders, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made.

               SECTION 11.2. Notices. All notices hereunder shall be in writing or by telecopy (confirmed in writing) and shall be sufficiently given to the Initial Purchasers, Holders, the Issuer or any Guarantor if addressed or delivered to them at the following addresses:

If to the Initial Purchasers:   To the address listed underneath such Initial
                                Purchaser's name in the signature pages hereof.

with copies to:                 King & Spalding LLP
                                1185 Avenue of the Americas
                                New York, New York  10036
                                Attention:  Alexander G. Simpson
                                Telecopier No.: (212) 556-2222

If to any other Holder:         At its last known address appearing on the books
                                of the Issuer maintained for such purpose in accordance with Section 10.1.

If to the Issuer or any         Horizon Offshore, Inc.
Guarantor:                      2500 CityWest Boulevard, Suite 2200
                                Houston, Texas 77042
                                Attention: Executive Vice President and Chief
                                Financial Officer
                                Telecopier No.: (713) 361-2677

with copies to:                 Jones, Walker, Waechter, Poitevent, Carrere &
                                Denegre, L.L.P.
                                201 St. Charles Avenue, Suite 5100
                                New Orleans, Louisiana 70170
                                Attention: William B. Masters
                                Telecopier No.: (504) 582-8012

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

               SECTION 11.3. Costs and Expenses. The Obligors agree to pay from time to time (before and after the Closing Date) all reasonable out of pocket expenses of the Holders for the negotiation, preparation, execution, and delivery of this Agreement and each other Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement or any other Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Holders, or of any consultants or other experts retained by the Holders from time to time in connection therewith) whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Required Holders (including reasonable fees and expenses of counsel to the Required Holders, or of any consultants or other experts retained by the Required Holders) incurred in connection with any restructuring or "work-out" of any Obligations, provided that the Holders shall be entitled to reimbursement in respect of reasonable attorneys' fees and expenses payable to a single law firm designated by the Required Holders in connection with any such enforcement, restructuring or "work-out". The Obligors also agree to pay and hold the Holders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and to reimburse each Holder upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by such Holder in enforcing the Obligations of any Obligors under this Agreement or any other Document.

               SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Holder and the making of the Securities, each Obligor, jointly and severally hereby indemnifies, exonerates and holds each Holder, each of its successors and assigns, each of its officers, directors, employees, attorneys and agents of each Holder and each of their respective successors and assigns (each, a "Holder Party" and collectively, the "Holder Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, and Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Holder Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Holder Parties or any of them or asserted or awarded against the Holder Parties or any of them as a result of, or arising out of, or relating to:

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Securities;

               (b) the use of any of the proceeds of the Securities by the Issuer for any other purpose;

               (c) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from any Holder in connection with this Agreement (other than investment banking firms and brokers retained by any Holder);

               (d) the entering into and performance of this Agreement and any other Document by any of the Holder Parties (other than the breach by such Holder Party of this Agreement);

               (e) any investigation, litigation, or proceeding related to any of the Documents, whether or not any Holder is party thereto;

               (f) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by the Issuer or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present or future operations of the Issuer and the Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by the Issuer or any Subsidiary in the past, present or future; any Environmental Liabilities and Costs related to the past, present or future operations of the Issuer or any Subsidiary; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by the Issuer or any Subsidiary in the past, present or future; any alleged violations of any Environmental Law related to the past, present or future operations of the Issuer or any Subsidiary; the performance of any remedial action that is related to any property owned, used, operated or leased by the Issuer or any Subsidiary in the past, present or future; the performance of any remedial action that is related to the past, present or future operations of the Issuer or any Subsidiary; and the imposition of any Lien on any property affected by this Agreement or any of the other Documents arising from any Environmental Liabilities or Costs; or

               (g) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Holder (or any of their respective officers, directors, employees or agents) is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Holder Party by reason of the relevant Holder Party's bad faith, gross negligence, willful misconduct or breach of this Agreement as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor hereby agrees, jointly and severally, to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Notes made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Document, or any investigation made by or on behalf of any Holder. Promptly after receipt by any Holder Party of notice of commencement of any claim, investigation, litigation or proceeding such Holder Party will, if a claim in respect thereof is to be made against any Obligor under this Section 11.4, deliver to the Obligors written notice of such commencement thereof, provided that the failure to give such notice shall not relieve the Obligors of their obligations under this Section 11.4 except to the extent the Obligors are actually prejudiced by such failure. The Obligors shall have the right to participate in the defense thereof (including participation in discussions regarding such defense) at their own expense, but only to the extent such participation would not, in the opinion of counsel to the Holder Party, result in a waiver of the attorney-client privilege of such Holder Party. If an indemnification claim in respect of any claim, investigation, litigation or proceeding is to be made against any Obligor under this Section 11.4 by any Holder Party, such Holder Party shall not settle or compromise any such claim, investigation, litigation or proceeding without the prior consent of the Obligors (which consent shall not be unreasonably withheld or delayed) so long as the Obligors have provided evidence reasonably satisfactory to such Holder Party that the Obligors have the financial ability to satisfy the maximum amount for which such Holder Party may be found liable in connection with such claim, investigation, litigation or proceeding.


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
               SECTION 11.5. Survival. The obligations of the Obligors under
Section 11.3 and Section 11.4 shall in each case survive the payment or permitted transfer of any Securities, the enforcement, amendment or waiver of any provision of this Agreement or the Securities and the termination of this Agreement. The representations and warranties made by the Obligors in this Agreement, the Notes, the Warrants and in each other Document shall survive the execution and deliver of this Agreement, the Notes, the Warrants and each such other Document, the purchase or transfer of any Securities or portion thereof or interest therein, and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Holder.

               SECTION 11.6. Severability. Any provision of this Agreement, the Notes, the Warrants or any other Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes, the Warrants or such other Document or affecting the validity or enforceability of such provision in any other jurisdiction.

               SECTION 11.7. Headings. The various Headings of this Agreement, the Notes, the Warrants and of each other Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes, the Warrants or such other Document or any provisions hereof or thereof.

               SECTION 11.8. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof have been executed by the Issuer, the Guarantors and each Initial Purchaser.

               SECTION 11.9. Governing Law; Entire Agreement. (a) THIS AGREEMENT, THE NOTES AND THE WARRANTS SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes, the Warrants and the other Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

               (b) Each Obligor hereby agrees that any legal action or proceeding against it with respect to this Agreement, the Notes, the Warrants or any of the other Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as any Holder may elect, and, by execution and delivery hereof, it accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by it against such Holders. Each Obligor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. Each Obligor hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and each of the other Documents and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of any Holder to bring proceedings against any Obligor in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

               (c) Each Obligor, other than any Obligor organized in The United Mexican States, hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to such Obligor, or upon the earliest of any other date permitted by applicable law. Each such Obligor shall furnish the consent of CT Corporation System so to act to the Collateral Agent and the Holders on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Obligors at its address set forth in Section 11.2, but its failure to receive such copy shall not affect in any way the service of said process on said agent as such agent of such Obligors. Each such Obligor agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Collateral Agent and the Holders thereof (and shall furnish to the Collateral Agent and the Holders the consent of any successor agent so to act).

               (d) Each Obligor organized in The United Mexican States hereby irrevocably agrees to grant within ten (10) Business Days after the Closing Date a power of attorney for lawsuits and collections in accordance with the applicable laws of The United Mexican States to such individuals designated by CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, for such individuals to act as authorized agents for each such Obligor to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to each such Obligor at its address set forth in Section 11.2. Each such Obligor agrees that it will at all times continuously maintain such agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly grant a power of attorney in accordance with the applicable laws of The United Mexican States to appoint a successor so to serve and shall advise the Collateral Agent and the Holders thereof (and shall furnish to the Collateral Agent and the Holders the consent of any successor agent so to act).

               SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Obligor may assign or transfer its rights or obligations hereunder without the prior written consent of all Holders. The Securities shall be freely transferable, without restriction, subject to compliance with applicable securities laws and Section 10.2.

               SECTION 11.11. Other Transactions. Nothing contained herein shall preclude any Holder from engaging in any transaction, in addition to those contemplated by this Agreement or any other Document, with the Issuer or any of its Subsidiaries and Affiliates that is not otherwise expressly prohibited under this Agreement or any other Document.

               SECTION 11.12. Confidentiality. The Holders shall hold all non-public, proprietary or confidential information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Holders may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as required by or any proposed transferee in connection with the contemplated transfer of any Securities or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Document or related document or pursuant to legal process. In no event shall any Holder be obligated or required to return any materials furnished to it by or on behalf of the Issuer.

               SECTION 11.13. Waiver of Jury Trial, etc. EACH OF THE HOLDERS AND THE OBLIGORS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES, THE WARRANTS OR ANY OTHER DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SUCH HOLDERS OR OBLIGORS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH HOLDERS ENTERING INTO THIS AGREEMENT.

               SECTION 11.14. Limitation of Liability. None of the Holders, the Obligors nor any Affiliates thereof shall have any liability with respect to, and each of the Holders and the Obligors hereby waive, release and agree not to sue upon, any claim for any special, indirect, punitive, exemplary or consequential damages suffered by such Person in connection with, arising out of, or in any way related to this Agreement, the Documents, the transactions contemplated herein, or any act, omission or event occurring in connection therewith.

               SECTION 11.15. Usury Savings Clause. Notwithstanding anything to the contrary in this Agreement or any other Document, the Noteholders do not intend to and do not hereby require the Obligors to agree to pay any interest in excess of that permitted by applicable law and if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Issuer or any other Obligor under any of the Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Holder with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of interest accruing on Obligations held by such Holder is less than the Maximum Lawful Rate, the Issuer shall continue to pay interest to such Holder at the Maximum Lawful Rate until such time as the total interest received by such Holder in respect of the Obligations held by it is equal to the total interest which such Holder would have received had interest on all Obligations held by such Holder (but for the operation of this Section 11.15) accrued at the rate otherwise applicable under this Agreement and the other Documents. Thereafter, interest payable to such Holder in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this Section 11.15 shall again apply. In no event, shall the total interest received by any Holder pursuant to the terms hereof exceed the amount which such Holder could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 11.15, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Issuer and such Holder shall
(i) characterize any non principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Notes so that interest for the entire term of the Notes shall not exceed the Maximum Lawful Rate. Notwithstanding the provisions of this Section 11.15, in the event that a court of competent jurisdiction shall make a final determination that any Holder has received interest in excess of the Maximum Lawful Rate, such Holder shall, to the extent permitted by applicable law, promptly apply such excess, first to any interest due and outstanding under this Agreement and the other Documents, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Holder, and thereafter shall refund any excess to the Issuer or as a court of competent jurisdiction may otherwise order.

                                   ARTICLE 12.

                         SUBORDINATION OF INDEBTEDNESS.

               SECTION 12.1. Subordination. The Notes and the obligations of the Guarantors under Article 8 shall be and hereby are expressly made subordinate for all purposes to the Senior Debt to the extent and in the manner provided in this Agreement.

               SECTION 12.2. Subordination in Event of Insolvency or Liquidation, Etc.(a) (a) In the event of any Proceeding, (1) the Senior Debt shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made in respect of Notes, and (2) any payment or distribution of assets which would otherwise (but for this Agreement) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the Senior Lenders for application to and payment of the Senior Debt until all Senior Debt shall have been paid in full.

               (b) The Noteholders agree that if they have not filed appropriate claims or proofs of claim in respect of the Notes in any Proceeding within thirty (30) days of any bar date, the Senior Lenders may file such claims or proofs of claim on their behalf.

               SECTION 12.3. Turnover of Improper Payments. If any payment or distribution, whether in cash, securities or other property, shall be received by the Noteholders in contravention of any of the terms hereof, such payment or distribution shall be received and held in trust for the benefit of the Senior Lenders, and shall be promptly paid over and delivered to the Senior Lenders for application to the payment of the Senior Debt to the extent necessary to cause the Senior Debt to be paid in full.

               SECTION 12.4. Subrogation. At such time as the Senior Debt has been paid in full, the Noteholders shall be subrogated to any rights of the Senior Lenders in and to the Senior Debt and any security therefor, to the extent paid by or on behalf of the Noteholders, and to receive any further payments or distributions of assets of the Obligors applicable to the Senior Debt until the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Noteholders would be entitled except for the provisions of this Agreement shall, as among the Obligors and their creditors other than the Senior Lenders on the one hand and the Noteholders on the other hand, be deemed to have been made as a payment by any of them to or on account of the Senior Debt.

               SECTION 12.5. Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders in the event of a Proceeding, all as though such payment had not been made.

               SECTION 12.6. Obligors' Obligations Absolute. Nothing contained herein shall impair, as among the Obligors and the Noteholders, the obligation of the Obligors to pay to the Noteholders all amounts payable in respect of the Notes as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Noteholders from exercising all rights, powers and remedies otherwise permitted by applicable law or upon an Event of Default with respect to the Notes.

               SECTION 12.7. Certain Payments and Distributions. Nothing contained herein shall prohibit the payment or distribution on account of Notes that is made in the form of equity securities of Obligors, or in the form of debt securities or other evidences of Indebtedness that are subordinated in right of payment to Senior Debt at least to the extent and the same terms as provided for in this Agreement.

               SECTION 12.8. Legend. Each Note now or hereafter issued shall bear on its face a clear and conspicuous legend that it is subject to the terms of this Article.

               SECTION 12.9. No Waiver or Impairment of Subordination . The subordination effected by this Agreement is a continuing subordination, and each Noteholder hereby agrees that at any time and from time to time, without notice to it, but subject in each case to any limitation set forth in the definition of Senior
Debt: (a) the time for any Obligor's performance of or compliance with any of its agreements contained in any Senior Debt agreement may be extended or such performance or compliance may be waived by the applicable Senior Lenders; (b) a Senior Debt agreement may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Debt or changing in any manner the rights of any Senior Lender or any obligor thereunder; (c) payment of any of Senior Debt or any portion thereof may be extended; (d) the maturity of the Senior Debt may be accelerated on a default or an event of default; and (e) any collateral security therefor may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any Senior Debt Agreements; all without impairing or affecting the obligations of the Noteholders. Each Noteholder hereby unconditionally waives notice of the incurring of Senior Debt or any part thereof and reliance by any Senior Lender upon the subordination of the Notes to Senior Debt.

               SECTION 12.10. Exclusion for Collateral. Notwithstanding anything in this Article 12 to the contrary, none of the provisions of this Article 12 (other than this Section 12.10) shall apply to the Collateral or to any payments, distributions or proceeds, whether in cash, securities or property, deriving from or made on account of the Collateral, whether received in the ordinary course, upon foreclosure, upon transfer in lieu of foreclosure, as a distribution or payment in any Proceeding, through voluntary or mandatory prepayment or otherwise, and whether or not a Default or Event of Default shall have occurred and be continuing. Without limitation to the foregoing, no provision of this Article 12 shall in any way limit or impair the rights of any Holder to receive and retain any amount on account of any Collateral and to apply such amount to the Notes, the obligations of the Guarantors under Article 8 and any other obligations held by such Holder and secured by such Collateral, and the Senior Lenders' reliance on the subordination provisions set forth in this Article 12 is expressly made subject to each Holder's right to receive and retain any amount on account of any Collateral and to apply such amount to the Notes, the obligations of the Guarantors under Article 8 and any other obligations held by such Holder at any time, whether or not the Senior Debt has been paid in full or otherwise.

               SECTION 12.11. Reliance by Senior Lenders on Subordination Provisions. Each Noteholder, by accepting a Note, and each Obligor acknowledges and agrees that the subordination provisions contained in this Article 12 are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                HORIZON OFFSHORE, INC.

                                By:            /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer

                                GUARANTORS:

                                HORIZON VESSELS, INC.

                                By:            /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer

                                HORIZON OFFSHORE CONTRACTORS,
                                INC.

                                By:            /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer

                                HORIZON SUBSEA SERVICES, INC.

                                By:            /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer


                                     Sch 5-1

                                HORIZON VESSELS INTERNATIONAL,
                                LTD.

                                By:             /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer

                                HORIZEN, LLC

                                By:             /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer

                                ECH OFFSHORE, S. DE R.L. DE C.V.

                                By:             /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer

                                HOC OFFSHORE, S. DE R.L. DE C.V.

                                By:             /s/ David W. Sharp
                                   ---------------------------------------------
                                   Name:           David W. Sharp
                                   Title: Executive Vice President and Chief
                                                   Financial Officer


                                     Sch 5-2

                                INITIAL PURCHASERS:

                                ELLIOTT ASSOCIATES, L.P.

                                By: Elliott Capital Advisors, L.P.,
                                    as General Partner

                                By: Braxton Associates, Inc.,
                                    as General Partner

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                Address: 712 Fifth Avenue
                                         36th Floor
                                         New York, New York  10019

                                ELLIOTT INTERNATIONAL, L.P.

                                By: Elliott International Capital Advisors Inc.,
                                    as Attorney-in-Fact

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                Address: 712 Fifth Avenue
                                         36th Floor
                                         New York, New York  10019

                                FALCON MEZZANINE PARTNERS, LP

                                By: Falcon Mezzanine Investments, LLC, its
                                    General Partner

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                Address: 60 Kendrick Street
                                         Needham, Massachusetts  02494
                                Telecopier No.: (781) 247-7299


                                     Sch 5-3

                                D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                Address: 120 West 45th St.
                                         New York, New York  10036

                                JMB CAPITAL PARTNERS, LP

                                By:       /s/ Ron D. Silverton
                                   ---------------------------------------------
                                   Name:      Ron D. Silverton
                                   Title:     General Partner

                                Address: 1999 Avenue of the Stars, Suite 2040
                                         Los Angeles, CA 90067

                                SACC PARTNERS, LP

                                By:       /s/ Tom Kellher
                                   ---------------------------------------------
                                   Name:      Tom Kelleher
                                   Title:     General Partner

                                Address: 11150 Santa Monica Blvd., Suite 750
                                         Los Angeles, CA 90025

                                KEVIN G. DOUGLAS AND MICHELLE M.
                                DOUGLAS, JTWROS

                                By:       /s/ Kevin Douglas
                                   ---------------------------------------------
                                   Name:      Kevin Douglas
                                   in his capacity as joint tenant with right
                                   of survivorship

                                By:       /s/ Michelle Douglas
                                   ---------------------------------------------
                                   Name:      Michelle Douglas
                                   in her capacity as joint tenant with right
                                   of survivorship

                                Address: 1101 5th Ave., Suite 360
                                         San Rafael, CA 94901


                                     Sch 5-4

                                DOUGLAS FAMILY TRUST

                                By:       /s/ James E. Douglas Jr.
                                   ---------------------------------------------
                                   Name:      James E. Douglas Jr.
                                   Title:           Trustee

                                By: /s/ Jean A. Douglas
                                    --------------------------------------------
                                    Name:     Jean A. Douglas
                                    Title:        Trustee

                                Address: 1101 5th Ave., Suite 360
                                         San Rafael, CA 94901

                                JAMES DOUGLAS AND JEAN DOUGLAS
                                IRREVOCABLE DESCENDANT'S TRUST

                                By:       /s/ Kevin Douglas
                                   ---------------------------------------------
                                   Name:      Kevin Douglas
                                   Title:         Trustee

                                By:       /s/ Michelle Douglas
                                   ---------------------------------------------
                                   Name:      Michelle Douglas
                                   Title:          Trustee

                                Address: 1101 5th Ave., Suite 360
                                         San Rafael, CA 94901

                                B. RILEY & CO. PROFIT SHARING, INC.

                                By:       /s/ Bryant Riley
                                   ---------------------------------------------
                                   Name:      Bryant Riley
                                   Title:        Trustee

                                Address: 11150 Santa Monica Blvd., Suite 750
                                         Los Angeles, CA 90025


                                     Sch 5-5

                                B. RILEY & CO., INC.

                                By:       /s/ Bryant Riley
                                   ---------------------------------------------
                                   Name:      Bryant Riley
                                   Title:       Chairman

                                Address: 11150 Santa Monica Blvd., Suite 750
                                         Los Angeles, CA 90025

                                L. MILLER III GST DTD 12/31/91

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   Title:         Trustee

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102

                                MILFAM, LLC

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   Title:     General Partner

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102

                                CATHERINE C. MILLER IRREV TR DTD
                                3/26/91

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   Title:         Trustee

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102


                                     Sch 5-6

                                ALEXANDRA B. MILLER

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   Title:    Custodian FL/UTMA

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102

                                LLOYD I. MILLER

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   in his individual capacity

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102

                                LLOYD I. MILLER TRUST A-4

                                BY: PNC BANK

                                By:       /s/ Alan Goldman
                                   ---------------------------------------------
        `                          Name:      Alan Goldman
                                   Title:       Trustee

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102

                                MILFAM I, L.P.

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   Title:     Limited Partner

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102


                                     Sch 5-7

                                MILFAM II, L.P.

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   Title:     Limited Partner

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102

                                MILGRAT II PREMIUM

                                By:       /s/ Lloyd I. Miller
                                   ---------------------------------------------
                                   Name:      Lloyd I. Miller
                                   Title:         Trustee

                                Address: 4550 Gordon Drive
                                         Naples, FL 34102

                                HIGHLAND CRUSADER OFFSHORE PARTNERS

                                By:       /s/ Kurt Plummer
                                   ---------------------------------------------
                                   Name:      Kurt Plummer
                                   Title:     General Partner

                                Address: 13455 Noel Road, Suite 1300
                                         Dallas, TX 75240

                                RICHARD RILEY

                                By:       /s/ Richard Riley
                                   ---------------------------------------------
                                   Name:      Richard Riley
                                   in his individual capacity

                                Address: 133 Shoreclifff Road,
                                         Corona del Mar, CA 92625


                                     Sch 5-8

                                    EXHIBIT A
                                  FORM OF NOTE

                                    EXHIBIT B
                           FORM OF WARRANT CERTIFICATE

                                    EXHIBIT C
                   FORM OF AGREEMENT TO BE BOUND AS GUARANTOR

          AGREEMENT TO BE BOUND AS GUARANTOR (this "Agreement"), dated as of ____________, 20__ by ______________ ("New Guarantor") in favor of the
Noteholders in connection with that certain Purchase Agreement, dated as of March |__|, 2004, among Horizon Offshore, Inc., as Issuer (the "Issuer"), the Guarantors listed on the signature pages thereof, as Guarantors (the "Guarantors"), and the Purchasers listed on the signature pages thereof, as Initial Purchasers, pursuant to which the Issuer has issued its 16% Subordinated Secured Notes due March 31, 2007, guaranteed by the Guarantors.

     WHEREAS, the Issuer is obligated pursuant to Section 6.1.8 of the Purchase Agreement to cause the New Guarantor to become a Guarantor under the Purchase Agreement; and

     WHEREAS, the New Guarantor is executing this document pursuant to Section
6.1.8 of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor hereby agrees as follows:

          1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

          (b) For all purposes of this Agreement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expression used herein shall have the same meanings as corresponding terms and expressions used in the Purchase Agreement; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular section hereof.

          2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee, on the basis set forth in
Article 8 of the Purchase Agreement, the Issuer's obligations under the Notes on the terms and subject to the conditions set forth in Article 8 of the Purchase Agreement and to be bound by all other applicable provisions of the Purchase Agreement. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Purchase Agreement and the Notes.

          3. Ratification of Purchase Agreement. Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          4. Further Assurances. At any time and from time to time, upon the request and at the sole expense of the New Guarantor, the New Guarantor will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Noteholders reasonably deem necessary to effect the purposes of this Agreement.

          5. Binding Effect. This Agreement shall be binding upon the New Guarantor and shall inure to the benefit of the Noteholders and their respective successors and assigns.

          6. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                         [NAME OF NEW GUARANTOR]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                       C-2